                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                M.H. RHODES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[X]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:
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                               M. H. RHODES, INC.
                    99 Thompson Road, Avon, Connecticut 06001

         To the Stockholders:

         You are cordially invited to attend a special meeting (the "Special Meeting") of the stockholders of M.H. Rhodes, Inc. (the "Company") to be held at 10:00 a.m. local time on June 29, 1998, at its offices at 99 Thompson Road, Avon, Connecticut 06001. A Notice of Special Meeting of the Stockholders, Proxy Statement and Proxy Card are enclosed for your review. All holders of shares of Company's common stock as of the close of business on May 28, 1998 are entitled to notice of, and to vote at, the Special Meeting.

         At the Special Meeting, holders of shares of common stock of the Company will be asked to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 3, 1998, among the Company, Owosso Corporation ("Owosso"), a Pennsylvania corporation, and Cramer Company ("Cramer"), a Delaware corporation and a wholly-owned subsidiary of Owosso. Under the Merger Agreement, Owosso will acquire the Company in a merger, and stockholders of the Company (other than dissenters) will receive $14.51 in cash for each of their shares of common stock of the Company.

         Pursuant to the Company's Certificate of Incorporation, as amended, approval and adoption of the Merger Agreement requires the affirmative vote of the holders of 60% of the outstanding Common Stock of the Company entitled to vote at the Special Meeting. Certain directors and executive officers of the Company who presently own, in the aggregate, approximately 19.30% of the outstanding shares of Common Stock have verbally stated their intentions to vote all of such shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby.

         You are encouraged to read this Proxy Statement carefully. It contains a description and copy of the Merger Agreement and other important information regarding the merger.

         Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has received a fairness opinion of Valuation and Financial Strategies, LLC that the consideration to be received in the merger by the Company stockholders is fair from a financial point of view. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTEREST OF ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.
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         YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. WHETHER
OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED AND PRE-PAID ENVELOPE SO THAT IT WILL BE RECEIVED NO LATER THAN 5:00 P.M. LOCAL TIME, JUNE 26, 1998. YOU MAY ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

         PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED SEPARATE INSTRUCTIONS AND A LETTER OF TRANSMITTAL. IF THE MERGER AGREEMENT IS APPROVED, THESE WILL BE SENT TO YOU PROMPTLY AFTER THE MERGER IS COMPLETED.

                                    Sincerely,

                                    Joseph L. Morelli
                                    President

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 29, 1998

         NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of M.H. Rhodes, Inc. (the "Company") will be held at 10:00 a.m. local time on Monday, June 29, 1998 at its offices at 99 Thompson Road, Avon, Connecticut 06001.

         The Special Meeting is called for the purpose of considering and voting upon:

1. A proposal for the holders of common stock of the Company to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 3, 1998, among the Company, Owosso Corporation ("Owosso"), and Cramer Company ("Cramer"), a wholly-owned subsidiary of Owosso, under which the Company will be acquired by Owosso in a merger. Upon the consummation of the merger, each share of Company common stock (other than dissenters' shares and shares held in the Company's treasury) will be converted into the right to receive $14.51 in cash.

2. To consider and vote upon a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

3. To transact such other business as may properly come before the Special Meeting.

         The Board of Directors has fixed the close of business on May 28, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of Company common stock on the record date are entitled to vote at the Special Meeting. A list of such stockholders will be available at the time and place of the Special Meeting and, during the ten days prior to the Special Meeting, at the office of the Secretary of the Company at the above address.

         If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification.

         In order to vote your shares at the Special Meeting, you must obtain from the nominee a proxy in your name. You can ensure that your shares are voted at the Special Meeting by promptly signing and dating the enclosed proxy and returning it in the envelope provided, which requires no postage if mailed in the United States. Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing delivered by registered mail five (5) days before the Special Meeting, or by executing a subsequent proxy, which revokes your previously executed proxy.

         Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has received a fairness opinion of Valuation and Financial Strategies, LLC that the consideration to be received in the merger by the Company stockholders is fair from a financial point of view.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTEREST OF ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

         Pursuant to the Company's Certificate of Incorporation, as amended, approval and adoption of the Merger Agreement requires the affirmative vote of the holders of 60% of the outstanding Common Stock of the Company entitled to vote at the Special Meeting. Certain directors and executive officers of the Company who presently own, in the aggregate, approximately 19.30% of the outstanding shares of Common Stock have verbally stated their intentions to vote all of such shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

         Stockholders of the Company who do not vote in favor of the Merger Agreement and who otherwise comply with Delaware law, will have the right, if the merger is consummated, to dissent and to demand the appraisal of the fair value of their shares. A copy of the relevant sections of Delaware law is attached to this Proxy Statement.

                                    By Order of the Board of Directors

                                    Sharon L. Vanasse
                                    Corporate Secretary

Avon, Connecticut
June 1, 1998

                               M. H. RHODES, INC.
                    99 Thompson Road, Avon, Connecticut 06001

                                 PROXY STATEMENT

                      FOR A SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MONDAY, JUNE 29, 1998

         This Proxy Statement and accompanying Notice and Proxy Card is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of M. H. Rhodes, Inc., a Delaware corporation, (the "Company"), for use at the special meeting of Stockholders on June 29, 1998 or any adjournments or postponements thereof (the "Special Meeting"), and was first sent to stockholders on or about June 1, 1998. Solicitation expenses will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and officers of the Company without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person or by giving written notice of the revocation to the Secretary of the Company.

                             PURPOSE OF THE MEETING

         At the Special Meeting, holders of shares of the Company's common stock, $1.00 par value (the "Common Stock"), will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of April 3, 1998 (the "Merger Agreement") by and among the Company, Owosso Corporation, a Pennsylvania corporation ("Owosso") and Cramer Company ("Cramer"), a Delaware corporation and a wholly-owned subsidiary of Owosso. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. Pursuant to the Merger Agreement, (i) Cramer will be merged with and into the

Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Owosso and (ii) each outstanding share of Common Stock, other than shares held by the Company or any direct or indirect wholly-owned subsidiary of the Company, shares held by Owosso or any direct or indirect wholly-owned subsidiary of Owosso and shares held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $14.51 in cash, subject to certain adjustments described herein, without interest. Holders of Common Stock who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of
Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to appraisal rights under Section 262 of the DGCL. See "The Merger -- Appraisal Rights." Management knows of no matters to be brought before the Special Meeting other than those referred to herein. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote in accordance with their best judgment.

           THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL
                     AND ADOPTION OF THE MERGER AGREEMENT.

         All information contained in this Proxy Statement concerning Owosso and its subsidiaries, including Cramer, has been supplied by Owosso and has not been independently verified by the Company. Except as otherwise indicated, all other information contained in this Proxy Statement (or, as permitted by applicable rules and regulations of the Securities and Exchange Commission, incorporated by reference herein) has been supplied or prepared by the Company.

                The date of this Proxy Statement is June 1, 1998

                                TABLE OF CONTENTS

                                                                            PAGE

AVAILABLE INFORMATION..........................................................1

FORWARD-LOOKING STATEMENTS.....................................................1

SUMMARY  ......................................................................3
         The Companies.........................................................3
         The Special Meeting...................................................4
         The Merger............................................................5
         Selected Financial Data...............................................8

THE SPECIAL MEETING............................................................9
         General  .............................................................9
         Matters to Be Considered at the Special Meeting.......................9
         Record Date..........................................................10
         Voting Procedures....................................................10
         Proxies; Revocation of Proxies.......................................10
         Voting Securities....................................................10
         Solicitation of Proxies..............................................11

THE MERGER....................................................................12
         Background of the Merger.............................................12
         Recommendation of the Board of Directors of the Company
         and the Board's Reasons for the Merger...............................14
         Opinion of Financial Advisor.........................................15
         Interests of Certain Persons in the Merger...........................18
         Financing the Merger.................................................19
         Accounting Treatment.................................................19
         Certain Federal Income Tax Consequences..............................19
         Regulatory Approvals.................................................21
         Certain Consequences of the Merger...................................21
         Appraisal Rights.....................................................21


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THE MERGER AGREEMENT..........................................................25
         The Merger...........................................................25
         Representations and Warranties.......................................26
         Certain Covenants....................................................27
         Certain Conditions to the Merger.....................................32
         Termination of the Merger Agreement..................................33
         Fees and Expenses....................................................34
         Amendment; Waiver....................................................34

THE COMPANIES.................................................................35
         The Company..........................................................35
         Owosso Corporation...................................................35
         Cramer Company.......................................................35

SELECTED FINANCIAL DATA.......................................................36

MARKET PRICES OF COMMON STOCK.................................................37

CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS...............................38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT................................................40

STOCKHOLDER PROPOSALS.........................................................41

INDEPENDENT ACCOUNTANTS.......................................................41

ANNUAL REPORT.................................................................41

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................41

OTHER MATTERS.................................................................42

Annex A Agreement and Plan of Merger ........................................A-1
Annex B Opinion of Valuation and Financial Strategies, LLC ..................B-1
Annex C Section 262 of the Delaware General Corporation Law .................C-1

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of certain material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

                           FORWARD-LOOKING STATEMENTS

         Certain information contained or incorporated by reference in this Proxy Statement, including the information set forth under "Certain Projections of Future Operating Results" and other statements as to the future financial or operating performance of the Company, may constitute "forward-looking statements," which can be identified by the use of such forward-looking terminology as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or discussions of strategy that involves risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides certain "safe harbor" protections for forward-looking statements in order to


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
encourage companies to provide prospective information about their businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements contained or incorporated by reference in this Proxy Statement were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants regarding projections or financial forecasts.

         The forward-looking statements set forth or incorporated by reference in this Proxy Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Although the Company believes that such assumptions were reasonable when made, because such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company's control, there can be no assurance, and no representation or warranty is made, that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to the other factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements include: (i) changes in economic conditions; (ii) wars; (iii) changes in management or control of the Company; (iv) the inability to obtain new customers or retain existing customers; (v) significant changes in competitive factors affecting the Company; (vi) governmental/regulatory actions and initiatives, including those affecting financings, and environmental/safety requirements;
(vii) significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays; (viii) occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; (ix) changes in foreign trade and monetary policies, laws and regulations related to foreign operations, political governmental changes, inflation and exchange rates, taxes and operating conditions; (x) significant changes in tax rates or policies or in rates of inflation or interest; (xi) significant changes in the Company's relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; (xii) changes in accounting principles and/or the application of such principles by the Company; (xiii) the difficulties of predicting synergies from the integration of businesses following a change of control; and (xiv) natural disasters and other occurrences beyond the control of the Company.

         None of the Company, Owosso, Cramer or any of their respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained or incorporated by reference in this Proxy Statement. Neither the Company's nor Owosso's independent auditors have examined or compiled such statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements.


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
                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere, or incorporated by reference, in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement and the Annexes hereto carefully and in their entirety. Unless otherwise defined herein, all capitalized terms used in this Summary have the respective meanings assigned to them elsewhere in this Proxy Statement.

THE COMPANIES

The Company

         The Company, which has been in business since 1930, manufactures mechanical and electrical timers and photocontrols. The timers are used in commercial cooking equipment, HVAC applications, and bio-medical devices that require a set time interval with an opening and closing of an electrical switch. The electronic photocontrols are devices that are inserted on the tops of street and roadway lights. The Company also manufactures magnetic type photocontrols and thermal type photocontrols.

Owosso Corporation

         Owosso, with headquarters in King of Prussia, Pennsylvania, is a diversified manufacturer of products in defined niche markets in two business segments: Engineered Component Products and Specialized Equipment. In the Engineered Component Products segment, Owosso's operating subsidiaries manufacture and sell electric motors, gear motors, and electromechanical timers for non-automotive transportation, healthcare, welding, construction, heating and air conditioning and other industrial applications; heat transfer coils for non-automotive transportation, commercial refrigeration and other HVAC applications; and replacement camshaft bearings, valve seats and shims for the automotive after-market. In the Specialized Equipment segment, Owosso's subsidiaries manufacture aluminum trailers and agricultural equipment. Owosso has announced that it will be selling the agricultural equipment companies in its Specialized Equipment segment.

Cramer Company

         Cramer, located in Old Saybrook, Connecticut, manufactures subfractional horsepower motors and electromechanical timers primarily for use in residential and commercial appliances, business and capital equipment, and heating and air conditioning systems. Owosso acquired Cramer in 1984, and Cramer is a wholly-owned subsidiary of Owosso. Upon consummation of the Merger, Cramer will be merged with and into the Company, with the


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
Company continuing as the Surviving Corporation. The Surviving Corporation will be a wholly-owned subsidiary of Owosso.

THE SPECIAL MEETING

Time, Date and Place

         The Special Meeting will be held at 10:00 a.m., local time, on Monday June 29, 1998, at the offices of the Company located at 99 Thompson Road, Avon, Connecticut 06001.

Matters to Be Considered at the Special Meeting

         At the Special Meeting, stockholders will consider and vote upon a proposal to approve and adopt the Merger Agreement. See "The Special Meeting -- Matters to Be Considered at the Special Meeting."

Record Date; Voting at the Special Meeting

         Thursday, May 28, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on May 28, 1998, the most recent practicable date prior to the date of this Proxy Statement, there were 196,736 shares of Common Stock outstanding and entitled to vote. Stockholders of record on the Record Date are entitled to one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of stockholders at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Pursuant to the Company's Certificate of Incorporation, as amended, the affirmative vote of the holders of 60% of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement. Abstentions and broker non-votes will be counted as votes against the proposal to approve and adopt the Merger Agreement. See "The Special Meeting --Record Date; Voting at the Special Meeting."

Proxies; Revocation of Proxies

         This Proxy Statement is being furnished to stockholders of record at the close of business on the Record Date in connection with the solicitation of proxies by and on behalf of the Board for use at the Special Meeting. All shares of Common Stock which are represented at the Special Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted "FOR" the approval and adoption of the Merger Agreement.


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
         Any proxy signed and returned by a stockholder may be revoked by such stockholder at any time before it is voted by giving due notice of such revocation delivered by registered mail to the Secretary of the Company (99 Thompson Road, Avon, Connecticut 06001) five (5) days prior to the Special Meeting, by signing and delivering a proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting without taking other affirmative action as aforementioned will not constitute a revocation of a proxy. See "The Special Meeting -- Proxies; Revocation of Proxies."

THE MERGER

Effects of the Merger; Merger Consideration

         Upon consummation of the Merger, (i) Cramer will be merged with and into the Company, with the Company continuing as the Surviving Corporation and becoming a wholly-owned subsidiary of Owosso and (ii) each outstanding share of Common Stock, other than shares held by the Company, by Owosso and shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $14.51 in cash, without interest (the "Merger Consideration"). Each outstanding share of Cramer stock will be converted into one share of stock of the Surviving Corporation.

Recommendation of the Company's Board of Directors

         The Board of Directors has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and has approved and adopted the Merger Agreement.

            ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE
              "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         In reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, the Board considered a number of factors, as more fully described under "The
Merger -- Recommendation of the Board of Directors of the Company and the Board's Reasons for the Merger."

Opinions of the Company's Financial Advisors

         Valuation and Financial Strategies, LLC ("VFS"), has acted as a financial advisor to the Company in connection with the Merger and has delivered to the Board of Directors a written opinion, dated February 23, 1998, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Common Stock. The full text of the written opinion of VFS, dated February 23, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy


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
Statement and should be read carefully in its entirety. The opinion of VFS is directed to the Board and relates only to the fairness of the Merger Consideration from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. See "The Merger -- Opinion of the Financial Advisor."

Interests of Certain Persons in the Merger

         Certain members of the Company's management and of the Board of Directors will receive economic benefits as a result of the Merger. For information concerning such benefits, see "The Merger -- Interests of Certain Persons in the Merger."

Financing the Merger

         The total amount required to pay the Merger Consideration to the Company's stockholders, refinance the Company's existing bank debt and pay estimated fees, expenses and other transaction costs of Owosso and Cramer in connection with the Merger will be approximately $4.3 million. Owosso intends to borrow such amounts under its existing credit facilities. See "The Merger -- Financing the Merger."

Conditions to the Merger

         The Merger is subject to certain customary closing conditions, including, without limitation, the approval and adoption of the Merger Agreement by the affirmative vote of the holders of 60% of the outstanding Common Stock of the Company entitled to vote at the Special Meeting in accordance with applicable law and the Company's Certificate of Incorporation, as amended, the limitation that no more than 7.5% of the stockholders have exercised appraisal rights, the representations and warranties of each of Owosso, Cramer and the Company being true and correct in all material respects on the date of the Merger Agreement and as of the Effective Time (as defined in the Merger Agreement), and each of Owosso, Cramer and the Company having performed in all material respects its obligations to be performed prior to the Effective Time under the Merger Agreement.

Termination; Certain Fees

         The Merger Agreement will be subject to termination at any time prior to the Effective Time by the mutual consent of the Owosso, Cramer and the Company or by either Owosso, Cramer or the Company if the Company's stockholders fail to approve and adopt the Merger Agreement at the Special Meeting, any governmental entity has taken action to prohibit the Merger and such action has become final and binding, or the Merger is not consummated by July 31, 1998. The Merger Agreement also will be subject to termination by either Owosso or the Company under certain other circumstances described herein. If the Merger Agreement is terminated by Owosso, Cramer or the Company under certain circumstances described herein, the Company will be obligated to pay to Owosso a termination fee. See "The Merger Agreement -- Termination of the Merger Agreement" and "-- Fees and Expenses."

Appraisal Rights

         Holders of Common Stock on the Record Date who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will be entitled to appraisal rights under Section 262 of the DGCL. A summary of the provisions of
Section 262 of the DGCL, including a summary of the requirements with which holders of Common Stock desiring to assert appraisal rights must comply, is contained herein under the heading "The Merger -- Appraisal Rights." The entire text of Section 262 of the DGCL is attached hereto as Annex C.

Certain Federal Income Tax Consequences

         The receipt of cash by a stockholder of the Company pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A stockholder will recognize gain or loss in an amount equal to the difference between the adjusted tax basis of his or her Common Stock and the amount of cash received in exchange therefor in the Merger. Such gain or loss will be capital gain or loss if the Common Stock is a capital asset in the hands of the stockholder and will be long-term capital gain or loss if the holding period exceeds eighteen (18) months. See "The Merger -- Certain Federal Income Tax Consequences."

         The receipt of cash by the ESOP (as defined herein) in the Merger will not be a taxable transaction for the ESOP or any of the individual ESOP participants, unless a participant chooses to withdraw any of such cash proceeds allocated to his or her account. The cash received in the Merger for the shares of Common Stock held by the ESOP will be allocated to the participants' accounts from which those shares were taken. Cash proceeds will be allocated to the participants' accounts as earnings of the ESOP.

Certain Information In Connection With the Common Stock

         There is no generally recognized or established active trading market for the Company's Common Stock. On April 3, 1998, the last trading date prior to the public announcement of the execution of the Merger Agreement, the closing bid and ask prices of the Common Stock, as reported by the National Quotation Bureau, LLC were $5.00 and $8.25 per share, respectively. Stockholders are urged to obtain current market quotations for the Common Stock prior to making any decision with respect to the Merger. See "Market Prices of Common Stock."

SELECTED FINANCIAL DATA

         The following table sets forth selected financial data for the Company for the periods indicated. The data set forth below should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

M. H. RHODES, INC. AND M. H. RHODES (CANADA) LIMITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(1)

                        FOR THE THREE MONTHS
                          ENDED MARCH 31                               FOR THE TWELVE MONTHS ENDED DECEMBER 31
                  ------------------------------  --------------------------------------------------------------------------------
                       1998            1997            1997            1996             1995             1994           1993
                  --------------  --------------  --------------  --------------   --------------   --------------  --------------
Net sales         $    2,533,853  $    1,983,341  $    8,493,936  $    8,011,086   $    8,081,871   $    9,815,715  $   10,304,525
Net income(loss)          20,258          51,608         264,968        (177,373)        (895,488)          79,351         129,521
Basic earnings
(loss) per share             .10             .25            1.35            (.88)           (4.42)             .38             .62
Cash dividends
paid per share               .00             .00             .00             .00              .00              .00             .00

(1) M. H. Rhodes (Canada) Limited Financial Statements have been translated from Canadian to U.S. currency at applicable exchange rates.

M. H. RHODES, INC. AND M. H. RHODES (CANADA) LIMITED CONDENSED CONSOLIDATED BALANCE SHEETS(1)

                     MARCH 31                                 DECEMBER 31
              ----------------------  ----------------------------------------------------------
                 1998        1997        1997        1996        1995        1994        1993
              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total assets  $5,010,581  $4,955,115  $5,106,392  $4,886,532  $5,346,957  $6,998,344  $6,709,115
Long term
obligations      544,284     771,792     615,629     826,537     397,378   1,286,956   1,067,983
Stockholders
Equity         2,404,237   2,577,714   2,341,031   2,007,022   2,496,336   3,330,925   3,120,481

(1) M. H. Rhodes (Canada) Limited Financial Statements have been translated from Canadian to U.S. currency at applicable exchange rates.

                               THE SPECIAL MEETING

GENERAL

         This Proxy Statement and accompanying Notice and Proxy Card is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of M. H. Rhodes, Inc., a Delaware corporation, (the "Company"), for use at the Special Meeting of Stockholders on June 29, 1998 or any adjournments or postponements thereof (the "Special Meeting"), and was first sent to stockholders on or about June 1, 1998.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. The Board has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and has approved and adopted the Merger Agreement.

           THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL
                      AND ADOPTION OF THE MERGER AGREEMENT.

See "The Merger -- Background of the Merger" and "-- Recommendation of the Board of Directors of the Company and the Board's Reasons for the Merger."

         THE MATTER TO BE CONSIDERED AT THE SPECIAL MEETING IS OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

         STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS COMPLETED, YOU WILL BE GIVEN INSTRUCTIONS PROMPTLY FOR THE DELIVERY OF YOUR STOCK CERTIFICATES.

RECORD DATE

         The Board of Directors has fixed the close of business on May 28, 1998 as the record date for the Special Meeting (the "Record Date"). Only holders of record of the Company's Common Stock at the close of business on such Record Date are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A list of such stockholders will be available at the time and place of the Special Meeting and, during the ten days prior to the Special Meeting, at the office of the Secretary of the Company at the address set forth on the cover page. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Holders of Common Stock on the Record Date who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will be entitled to appraisal rights under the DGCL in connection with the Merger. Stockholders of the Company who vote in favor of approving and adopting the Merger Agreement, however, will thereby waive their appraisal rights. See "The Merger -- Appraisal Rights."

VOTING PROCEDURES

         Pursuant to the Company's Certificate of Incorporation, as amended, the affirmative vote of the holders of 60% of the Common Stock issued and outstanding cast at a stockholders meeting duly called for that purpose is required for the approval of the Merger Agreement. The affirmative vote of the majority of shares present, in person or by proxy, is necessary for the approval of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Votes will be counted manually. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and not voted in favor of the Merger Agreement.

PROXIES; REVOCATION OF PROXIES

         All shares represented by properly executed proxies will be voted in accordance with the instructions on the proxy. IF NO SUCH INSTRUCTIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT (PROPOSAL NO. 1), AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised (i) by giving written notice thereof delivered by registered mail five
(5) days prior to the Special Meeting to the Company's Secretary; (ii) by signing and returning a later dated proxy; or (iii) by voting in person at the Special Meeting. Sending in a signed proxy will not affect a stockholder's right to attend the Special Meeting and vote in person. However, mere attendance at the Special Meeting will not, in and of itself, have the effect of revoking the proxy. Any written instrument revoking a proxy should be sent to: M. H. Rhodes, Inc., 99 Thompson Road, Avon, Connecticut 06001, Attention: Corporate Secretary.

VOTING SECURITIES

         Only holders of record of the outstanding shares of the Common Stock, $1.00 par value, at the close of business on the Record Date are entitled to notice of, and to vote at, the meeting. On the Record Date there were outstanding and entitled to vote 196,736 shares of Common Stock, each entitled to one vote. Treasury shares are excluded from this total. The percentage of issued and outstanding shares of Common Stock entitled to vote held by the Company's directors and executive officers and their respective affiliates on the Record Date is 19.30% or 37,961 shares. The presence, in person or by proxy, of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the meeting. If a quorum is not obtained, or if fewer shares of Common Stock than the number required therefor are voted in favor of approval and adoption of the Merger Agreement, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn. In the absence of a quorum, the Special Meeting may be adjourned from time to time by the holders of a majority of the shares represented at the Special Meeting in person or by proxy.

         The Company does not know of any matters other than as described in the Notice of Special Meeting of Stockholders that are to come before the Special Meeting. If any other matter or matters are properly presented for action at the Special Meeting, the persons named in the enclosed Proxy Card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

         If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Special Meeting, you must obtain from the nominee a proxy in your name.

SOLICITATION OF PROXIES

         The Company will bear the costs of soliciting proxies in the accompanying form from stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY'S STOCKHOLDERS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED HEREIN AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE.

                                   THE MERGER

BACKGROUND OF THE MERGER

         In April 1997, the Chairman of the Board sought to find two new members for the Company's Board of Directors. One was to replace Harold LeMay who had passed away in March of that year and another to bring the total Board membership to five. The Chairman contacted James W. Pogmore, President of the Cramer Company and a prior acquaintance, to see if he was interested in the position. The Chairman also contacted Mr. James Mayerhofer an independent business consultant and prior Corporate Vice President of The Dexter Corporation.

         On May 29, 1997, Messrs. Pogmore and Mayerhofer were officially appointed to the Company's Board of Directors.

         In early September 1997, Mr. Pogmore approached the Chairman with the concept of a merger between the Company and Cramer. Mr. Pogmore commented that he believed there was potentially a vast amount of synergy between the companies and that Cramer's lease of its present facilities would be expiring soon. At Mr. Pogmore's request, the Chairman agreed to a meeting with George B. Lemmon, Jr., President and CEO of Owosso, the parent of Cramer.

         On September 12, 1997, the Chairman and Allan Springer, Vice President of Finance of the Company, met with Messrs. Lemmon and Pogmore to discuss the concept of a merger.

         On September 18, 1997, Owosso representatives identified to the Company the terms of a proposed merger.

         On September 29, 1997, the Company's Board of Directors met to discuss the proposed terms and the possibilities of consummating a merger. Mr. Pogmore presented to the Board a general overview of the business of Cramer and Owosso and the cost savings to Cramer of moving to the Company's principal offices. After Mr. Pogmore left the meeting, the remaining directors discussed the long-term effect of combining the two businesses and concluded to proceed with due diligence based upon the proposed terms.

         On October 28, 1997, the Company's Board of Directors, absent Mr. Pogmore, again met to discuss the acquisition. After lengthy discussion, the Board approved the transaction in principle. During the following weeks, counsel for Owosso prepared a draft Merger Agreement.

         In late November, 1997, Owosso delivered to the Company its first draft of the Merger Agreement. On January 7, 1998, key management from the Company met with key management from Owosso in Avon, Connecticut. During this meeting, with counsel in attendance, the parties discussed the draft Merger Agreement and their comments thereto. The parties negotiated a break-up fee in the event the Merger is not consummated as a result of certain circumstances described in the Merger Agreement, including the merger of the Company with a buyer other than Owosso.

         The Company's Board of Directors, absent Mr. Pogmore, met on February 23, 1998 with counsel in attendance and reviewed a revised draft of the Merger Agreement. The purpose of the meeting was to give final consideration as to whether any other alternatives (e.g. continuing as an independent company for the time being) might present a better value for the stockholders of the Company, to consider the terms of the proposed draft Merger Agreement, to receive and consider the advice of VFS with respect to the fairness of the proposed transaction with Owosso and to determine whether or not to continue to negotiate the contract. At the Board meeting, VFS summarized for the Board the results of its analyses undertaken for purposes of rendering an opinion relating to the proposed transaction with Owosso. Such analysis included a review of the stock price history of the Company's Common Stock, a comparison of the Company with other publicly traded companies, an analysis of the transaction in comparison to selected other acquisition transactions in comparable industries. The VFS presentation also included a discounted cash flow analysis for the Company and a present value analysis of possible future stock prices of the Company's Common Stock. These analyses are summarized elsewhere in this Proxy Statement. See "--Opinion of Financial Advisor." VFS also rendered its opinion, confirmed in writing as of February 23, 1998, that as of such date and subject to the assumptions and limitations identified in the opinion, the transaction is fair to the Company's stockholders from a financial point of view. See "-- Opinion of Financial Advisor."

         The Board of Directors considered and discussed the existence of other possible acquirers and estimated, in its best judgment based on available information, that there was not a significant likelihood of receiving a materially more favorable acquisition offer. The Board also concluded that the Owosso proposal offered a better opportunity for enhancing stockholder value than that offered by the continuation of the Company as an independent company and that the proposed transaction was in the best interests of the Company's stockholders. Accordingly, on February 23, 1997, after thorough discussion of all factors that it deemed relevant to its decision, including those noted below under "-- Recommendation of the Board of Directors of the Company and the Board's Reasons for the Merger," the Board voted on a resolution to approve the Merger Agreement. All directors voted in favor of the approval of the Merger Agreement except for Mr. Pogmore, who did not attend the meeting. The Board authorized the President to execute and deliver the Merger Agreement on behalf of the Company and resolved to recommend that the stockholders of the Company approve the Merger Agreement at a special meeting to be held with respect thereto. After the close of the market on Friday, April 3, 1998, and based upon updated meetings and teleconferences with individual Board members reconfirming the final form of the Merger Agreement, the President executed and delivered the final Merger Agreement on behalf of the Company. On Monday, April 6, 1998, before the commencement of trading, the Company and Owosso jointly issued a press release announcing the planned Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE BOARD'S REASONS FOR THE MERGER

         The Board of Directors of the Company unanimously approved the Merger and recommends that stockholders vote "FOR" approval and adoption of the principal terms of the Merger. The Board believes that the Merger is fair to and in the best interests of the stockholders of the Company. The Board considered the terms and structure of the Merger and the terms and conditions of the Merger Agreement and decided to approve the Merger and recommend unanimously that the stockholders approve the principal terms of the Merger, in light of the following factors:

         (i) the Merger Agreement resulted from a comprehensive process that the Board believes was conducted in such a manner as to result in the most attractive alternative available to the stockholders of the Company (see "-- Background of the Merger");

         (ii) the information presented by VFS at the February 23, 1998 meeting of the Board and the written opinion of VFS dated February 23, 1998, to the effect that the Merger is fair to the Company stockholders from a financial point of view; (STOCKHOLDERS ARE URGED TO READ THE OPINION OF VFS IN ITS ENTIRETY. THIS OPINION IS INCLUDED AS ANNEX B TO THIS PROXY STATEMENT.)

         (iii) the short-term and long-term interests of the Company; the possibility that such interests may be served by continued independence of the Company; and the prospects of the Company and its shares on a going-concern basis over the next several years;

         (iv) the amount of consideration offered;

         (v) the present and historical value of the Company's shares and the premiums paid in other comparable transactions;

         (vi) the likelihood and timing of consummation;

         (vii) the risk of non-consummation;

         (viii) the feasibility of the proposal, including proposed and actual financing for the proposal and the consequences of that financing;

         (ix) legal and regulatory matters and other considerations (including necessary approvals); and

         (x) the prospects for obtaining and methods of achieving a better offer.

         The foregoing discussion of the information and factors considered by the Board of Directors of the Company is not intended to be exhaustive. The information and factors were considered by the Board in connection with its review of the Merger Agreement and the proposed Merger. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

         THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, DETERMINED THAT THE MERGER IS IN THE BEST INTEREST OF THE COMPANY AND STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         The Company retained VFS to act as its financial advisor in connection with the Merger, a transaction contemplated to enhance stockholder value. In connection with such engagement, the Company requested that VFS render its opinion as to the fairness to the Company's stockholders of the Merger Consideration.

         On February 23, 1998, in connection with the evaluation of the proposal from Owosso by the Board of Directors, VFS rendered an opinion that, as of such date, and subject to certain assumptions, factors and limitations set forth in such written opinion as described below, the Merger Consideration to be received by Company stockholders is fair to such stockholders from a financial point of view.

         THE FULL TEXT OF THE WRITTEN OPINION OF VFS, DATED FEBRUARY 23, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND SHOULD BE READ IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE AND MATTERS CONSIDERED BY VFS IN RENDERING ITS OPINION. VFS'S OPINION WAS PREPARED FOR THE BOARD OF DIRECTORS OF THE COMPANY AND ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION TO THE HOLDERS OF COMPANY COMMON STOCK. THE VFS OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED MERGER AND DOES NOT CONSTITUTE AN OPINION AS TO WHAT THE VALUE OF COMPANY'S COMMON STOCK ACTUALLY WILL BE AT THE EFFECTIVE DATE OF THE MERGER. THE SUMMARY OF THE OPINION OF VFS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

         The following summarizes the financial analyses and appraisal methods used by VFS in providing its opinion to the Company.

         Stock Trading History. The Company's Common Stock (Symbol: RHMH) is listed on the over-the-counter market, on the electronic bulletin board (OTC-BB). VFS reviewed the history of the closing prices and trading volumes for the shares of the Company's Common Stock. This examination showed that during the twelve-month period from January 1, 1997 through December 31, 1997, the Company's Common Stock had very little trading volume. During this twelve-month period the month-end close/average prices of the Common Stock ranged from $6.00 to $2.88 per share. In addition, this examination showed that over the eight-week period from November 3, 1997 to December 31, 1997, the month-end close/average prices of the Common Stock ranged from $4.63 to $4.25 per share.

         In the opinion of VFS, the lack of trading volume in the Company's Common Stock makes this measure of market value unreliable. Therefore, several other valuation methods were utilized by VFS to estimate the enterprise value of the Company for comparison to the Merger Consideration.

         Discounted Cash Flow. VFS analyzed the ongoing business of the Company using discounted cash flow analysis to estimate the enterprise value of the Company for comparison to the Merger Consideration.

         Due to the historic volatility of the business, the Company's management does not believe that accurate forecasts of operations can be made beyond the period of one year. To determine the present value of future cash flows for the Company without the benefit of long-range management forecasts, VFS used historic operating results and a one-year forecast provided by the management of Rhodes as a predictor for future operating results to develop a discounted cash flow scenario.

         VFS calculated an equity value for the Company based upon the present value of the Company's seven-year stream of forecasted free cash flows and terminal value. The terminal value was calculated as a perpetuity of the estimated rate of return on equity capital.

         In conducting its discounted cash flow analysis, VFS relied upon certain assumptions relating to sales growth and operating margins of the Company for the one-year forecast period provided by the Company's management. For the seven-year forecast, VFS applied discount rates ranging from 16.0% to 19.0% to future free cash flows. This analysis resulted in a per share valuation ranging from $10.10 to $12.51 for the Company's Common Stock.

         Guideline Public Company Method. VFS reviewed and compared certain actual and forecasted financial and operating information of the Company with comparable information for other publicly traded companies in the same or similar businesses. In searching for publicly held companies that manufacture timing devices and photocontrols, VFS identified several Standard Industrial Classification (SIC) codes that include companies which could be considered similar in terms of manufacturing and distribution capabilities. The comparable publicly traded companies that VFS chose included: Badger Meter, Cosmo Communications Corp., Electro-Sensors, Inc., Fossil, Inc., Laser Technology, Inc., and Movado Group, Inc.

         VFS developed various multiples using the comparable publicly traded companies' financial results for the latest twelve months ending December 31, 1997, and their respective latest three fiscal years. The multiples included:
Total Invested Capital (the market value of common stock plus the market value of preferred stock plus the market value of interest bearing debt) ("TIC") to Earnings Before Interest and taxes (TIC to EBIT); TIC to Earnings Before Interest, Taxes, Depreciation and Amortization (TIC to EBITDA); TIC to Gross Cash Flow (TIC to GCF); and TIC to Net Income (TIC to NI). The median multiple for each method was chosen after eliminating any outliers. The multiples were then adjusted to reflect differences in size and other qualitative factors in comparing the group of comparable companies with the Company. Based on this analysis, VFS determined an enterprise equity value per share for the Company's Common Stock of $13.92.

Adjusted Net Asset Value. Market evidence suggests that publicly traded stocks of companies which experience a trend of poor earnings performance tend to trade at prices closer to their net asset value. Adjusted net asset value is calculated by determining the fair market values of assets and then deducting book value of liabilities, costs of disposal, and any related tax consequences. Accordingly, the market values of underlying assets, in a company which had been underperforming its peers, provides investors with a potential source of value should earnings not materialize.

         VFS performed an adjusted net asset value analysis of the Company as of the year ended December 31, 1997. VFS relied upon financial information regarding the Company's assets and liabilities as supplied by the Company's management. The information relied upon by VFS included an appraisal of the Company's real property with a valuation date of December 18, 1997 performed by CB Commercial/Whittier Partners, LP, a commercial real estate services firm.

         VFS determined the adjusted net asset value of the Company's Common Stock, as of December 31, 1997, to be $14.30 per share.

         THE METHODS USED IN EVALUATING THE FAIRNESS OF THE MERGER AGREEMENT WERE MADE SOLELY FOR PURPOSES OF THE FAIRNESS OPINION, AND ARE NOT MEANT TO CONSTITUTE AN ACTUAL APPRAISAL OF THE COMPANY. SELECTING A PORTION OF THIS FAIRNESS OPINION ANALYSIS OR OF THE SUMMARY SET FORTH ABOVE, WITHOUT CONSIDERING THE ANALYSES AS A WHOLE, COULD LEAD TO AN INCOMPLETE UNDERSTANDING OF THE UNDERLYING RATIONALE OF VFS'S FAIRNESS OPINION. IN FORMULATING ITS FAIRNESS DETERMINATION, VFS CONSIDERED THE RESULTS OF ALL SUCH ANALYSES. THE ANALYSES WERE PREPARED SOLELY FOR THE PURPOSES OF VFS'S OPINION PROVIDED TO THE COMPANY'S BOARD OF DIRECTORS AS TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS OF THE COMPANY, PURSUANT TO THE MERGER AGREEMENT. VFS'S ANALYSES DO NOT REPRESENT APPRAISALS OR NECESSARILY REFLECT THE

PRICES AT WHICH BUSINESSES OR SECURITIES ACTUALLY MAY BE SOLD. ANALYSES BASED UPON FORECASTS OF FUTURE RESULTS ARE NOT NECESSARILY INDICATIVE OF ACTUAL FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

         VFS is a business valuation and financial advisory firm specializing in the valuation of businesses and business interests in connection with mergers and acquisitions, Employee Stock Ownership Plans (ESOPs), estate and gift tax matters, and valuations for other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Board of Directors with respect to the Merger, stockholders of the Company should be aware that the directors and executive officers of the Company have certain interests in the Merger that may be substantial or in addition to the interests of stockholders of the Company generally. The Board was aware of these interests and considered them, among other factors, in approving the Merger Agreement. These interests are summarized below.

         Interests in Common Stock and Options. As of the Record Date, the executive officers and directors of the Company owned an aggregate of 37,961 shares of Common Stock (including shares allocated to ESOP accounts). The aggregate consideration which will be received in the Merger by the executive officers and directors of the Company in respect of such shares is $550,814. None of the executive officers and directors of the Company owns any stock options.

         Indemnification and Advancement of Expenses. The Merger Agreement provides for certain arrangements with respect to the ongoing obligations of the the Surviving Corporation to indemnify, and advance expenses on behalf of, the present and former directors and executive officers of the Company and each fiduciary under the Company's ESOP and other Benefit Plans, each acting in their capacities as such, in respect of certain liabilities. See "The Merger Agreement -- Certain Covenants -- Officers' and Directors' Indemnification."

         Interested Director. Director James W. Pogmore is presently President of Cramer.

         Employment Arrangements. Concurrent with the execution of the Merger Agreement, Owosso offered to enter into an employment agreement with Joseph L. Morelli to serve as President of the Surviving Corporation for a term of three years following the Effective Time. Owosso's proposal provides for, among other things, an aggregate annual salary of $110,000 and benefits comparable to those made available to other senior officers of the Surviving Corporation. The employment agreement is offered upon substantially the same economic terms as Mr. Morelli's existing employment contract with the Company. Mr. Morelli has reacted favorably to Owosso's proposal and presently intends to execute the employment agreement at the Effective Time, however, there can be no assurance that Mr. Morelli will ultimately accept employment with the Surviving Corporation. At closing, the existing employment agreement with the Company will be terminated.

         Owosso also has indicated to Allan D. Springer, Vice President - Finance, and certain additional officers of the Company that it is interested in having such officers continue their employment with the Surviving Corporation after the Merger. And, with respect to Mr. Springer, to continue as Trustee of the Company's ESOP if necessary. No details of these arrangements have been finalized and there can be no assurance that any of such officers will ultimately accept employment with the Surviving Corporation.

FINANCING THE MERGER

         The total amount required to pay the Merger Consideration to the Company's stockholders, refinance the Company's existing bank debt and pay estimated fees, expenses and other transaction costs of Owosso and Cramer in connection with the Merger will be approximately $4.3 million. Owosso intends to borrow such amounts under its existing credit facilities.

ACCOUNTING TREATMENT

         The Merger will be accounted for by Owosso as a "purchase" in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Owosso in connection with the Merger will be allocated to the Company's assets and liabilities based upon their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of the Company will be consolidated into the assets and liabilities and results of operations of Owosso subsequent to the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion, based on current law, of certain of the expected federal income tax consequences applicable to stockholders who receive cash in exchange for their shares pursuant to the Merger. This summary discusses only certain tax consequences to United States persons (i.e., citizens or residents of the United States and domestic corporations) who hold shares as capital assets. It does not discuss the tax consequences to holders of options issued by the Company, if any, nor does it discuss the tax consequences that might be relevant to stockholders who acquired their shares through the exercise of options or otherwise as compensation. In addition, it does not discuss the tax consequences that might be relevant to stockholders entitled to special treatment under the federal income tax law (such as Individual Retirement Accounts and other deferred accounts, life insurance companies and tax exempt organizations) or to stockholders who hold their shares in special circumstances (such as stockholders who hold shares as part of a straddle or conversion transaction).

         For federal income tax purposes, the Merger will be treated as a taxable purchase of shares by Owosso from the stockholders. A stockholder will recognize taxable gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger and such stockholder's tax basis in the shares surrendered in exchange therefor. In general, such gain or loss will be capital gain or loss if such shares are capital assets in the hands of such stockholder at the time of the exchange and will be long-term capital gain or loss if, at the time of the exchange, such stockholder's holding period for the shares is more than one year.

         Under The Taxpayer Relief Act of 1997, net capital gains (excess of long-term capital gains over short-term capital losses) of individuals are taxed at a maximum federal income tax rate of 20%, provided that the shares have been held for more than 18 months at the effective time of the Merger (28% if held more than one year but not more than 18 months). Capital gains of corporations are taxed at the same federal income tax rates as ordinary income. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to deduct a limited amount of capital losses against ordinary income.

         Under federal income tax backup withholding rules, the payment agent is required to withhold and remit to the United States Treasury 31% of the gross cash proceeds paid to a stockholder or other payee pursuant to the Merger, unless an exception applies under the applicable law or regulations (such as a Certificate of Foreign Status on Form W-8), or unless the stockholder or other payee signs a Substitute Form W-9 that provides his or her taxpayer identification number (employer identification number or social security number) and certifies that such number is correct. Therefore, unless such an exception exists and can be proven in a manner satisfactory to Owosso and the payment agent, each stockholder should complete and sign the Substitute Form W-9 which will be included as part of the letter of transmittal from the payment agent to be used to surrender shares for cash. The exceptions provide that certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a statement, signed under penalties of perjury, attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the stockholder's federal income tax liability, or in general, refunded by the Internal Revenue Service ("IRS") assuming that the appropriate procedures are followed.

         The receipt of cash by the ESOP in the Merger will not be a taxable transaction for the ESOP or any of the individual ESOP participants, unless a participant chooses to withdraw any of such cash proceeds allocated to his or her account. The cash received in the Merger for the shares of Common Stock held by the ESOP will be allocated to the participants' accounts from which those shares were taken. Cash proceeds will be allocated to the participants' accounts as earnings of the ESOP.

         No ruling has been requested from the IRS as to any of the tax effects to stockholders of the transactions discussed in this Proxy Statement, and no opinion of counsel has or will be rendered to stockholders with respect to any of the tax effects of the Merger or the other related transactions. The effects set forth in this discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated.

         THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX AND FINANCIAL ADVISORS AS TO FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY APPROVALS

         Certain aspects of the Merger may require notification to, and filings with, certain federal, state or foreign governmental authorities.

CERTAIN CONSEQUENCES OF THE MERGER

         Upon consummation of the Merger, the stockholders of the Company will cease to have any ownership interest in the Company or other rights as stockholders of the Company. Instead, each such stockholder (other than stockholders who properly perfect appraisal rights in accordance with Section 262 of the DGCL) will receive, upon surrender of the certificate or certificates representing shares of Common Stock, the Merger Consideration in exchange for each share of Common Stock owned immediately prior to the Effective Time.

         As a result of the Merger, Cramer will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Owosso. Following consummation of the Merger, the Common Stock will be delisted from the over-the-counter market, deregistered under the Exchange Act, and will no longer be publicly traded.

APPRAISAL RIGHTS

         Under the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger Agreement will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

         THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. ALL REFERENCES IN SECTION 262 OF THE DGCL AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

         Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 calendar days prior to the meeting, the Company must notify each of the holders of Common Stock at the close of business on the Record Date that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice. Any stockholder who wishes to exercise appraisal rights should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

         A holder of shares of Common Stock wishing to exercise appraisal rights must (a) not vote in favor of the Merger Agreement, and (b) deliver to the Company, before the vote on the approval and adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the Merger Agreement will not constitute such a demand. In addition, a holder of shares of Common Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

         Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates. Holders of Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

         ALL WRITTEN DEMANDS FOR APPRAISAL OF COMMON STOCK SHOULD BE SENT OR DELIVERED TO M.H. RHODES, INC., 99 THOMPSON ROAD, AVON, CONNECTICUT 06001, ATTN:
CORPORATE SECRETARY, SO AS TO BE RECEIVED BEFORE THE VOTE ON THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

         If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all Common Stock held in the name of the record owner.

         Within ten calendar days after the Effective Time, the Surviving Corporation in the Merger must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262 and who has not voted in favor of the Merger Agreement. Within 120 calendar days after the Effective Time, the Company, or any stockholder entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all such stockholders. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262.

         Within 120 calendar days after the Effective Time, any stockholder of record who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within ten calendar days after a written request therefor has been received by the Company.

         If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the $14.51 per share that they would otherwise receive if they did not seek appraisal of their shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock entitled to appraisal.

         The Court may require stockholders who have demanded an appraisal and who hold Common Stock represented by certificates to submit their certificates of Common Stock to the Court for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time).

         If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Common Stock of such holder will be converted into the right to receive $14.51 per share in accordance with the Merger Agreement, without interest. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the Effective Time. A stockholder may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 calendar days after the Effective Time will require the written approval of the Company. Once a petition for appraisal has been filed, such appraisal proceeding may not be dismissed as to any stockholder without the approval of the Court.

         FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO HIS OR HER APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT).

                              THE MERGER AGREEMENT

         The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is included as Annex A to this Proxy Statement and incorporated herein by reference. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the complete text of the Merger Agreement. All capitalized terms used herein and not otherwise defined herein are used as defined in the Merger Agreement. Stockholders are urged to review the Merger Agreement carefully and in its entirety.

THE MERGER

         In General. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of the Company and the satisfaction or waiver of the other conditions to the Merger, Cramer will be merged with and into the Company, the separate existence of Cramer will cease and the Company will be the Surviving Corporation. Following the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Owosso. As a result of the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Cramer will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company and Cramer will become the obligations, duties, debts and liabilities of the Surviving Corporation.

         Conversion of Securities. At the Effective Time, (a) each outstanding share of Common Stock (other than shares held by the Company or any direct or indirect wholly owned subsidiary of the Company, shares held by Owosso or any direct or indirect wholly owned subsidiary of Owosso and shares held by the stockholders, if any, who properly exercised their appraisal rights under Delaware law), will be converted into the Merger Consideration, which is the right to receive $14.51 per share, in cash, without interest and (b) each outstanding share of common stock of Cramer will be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation. The shares of Common Stock will no longer be listed or traded on the over-the-counter market and the registration of the Common Stock under the Exchange Act will be terminated. See "The Merger -- Certain Consequences of the Merger."

         Shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL will not be converted into the Merger Consideration, unless and until such holder fails to perfect his right to appraisal and payment under the DGCL, whereupon such shares shall be treated as if they had been converted as of the Effective Time into the Merger Consideration.

         Effective Time. The Merger Agreement provides that, on or as promptly as practicable following the satisfaction or waiver of all of the conditions to the Merger, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware, and the Merger will become effective upon such filing or at such other time as is specified in the Certificate of Merger.

         Exchange of Certificates. As promptly as practicable after the Effective Time, Mellon Shareholders Services, L.L.C. (the "Payment Agent") will mail to each holder of a certificate which immediately prior to the Effective Time represented shares of Common Stock (a "Certificate") a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Payment Agent, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate will receive the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. After the Effective Time, holders of Certificates will have no right to vote or to receive any dividends or other distributions with respect to any shares of Common Stock, other than any distributions payable to holders of record as of a date prior to the Effective Time, and shall have no other rights other than as provided in the Merger Agreement or by applicable law. Any cash that has been made available to the Payment Agent and that has not been disbursed to holders of Certificates within one (1) year after the Effective Time will be delivered to the Surviving Corporation, upon demand, and thereafter any stockholders who have not complied with the provisions of the Merger Agreement and the instructions set forth in the letter of transmittal shall look only to the Surviving Corporation for payment of the Merger Consideration. Until surrendered, each Certificate will represent only the right to receive the Merger Consideration with respect to the number of shares of Common Stock evidenced by such Certificate, without any interest thereon. The Payment Agent will be entitled to deduct and withhold from the Merger Consideration such amounts as may be required under the Internal Revenue Code of 1986, as amended (the "Code"). Such withheld amounts shall be treated as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by the Payment Agent.

         STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various representations and warranties of the Company, subject to certain exceptions, regarding the Company as to, among other things: (i) due organization, existence, good standing, corporate power and authority, and qualifications to do business; (ii) the authorization, execution, and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, and the validity and enforceability thereof, and the absence of any violations, breaches or defaults which would result from compliance by the Company with any provisions of the Merger Agreement; (iii) capitalization, including the number of shares of Common Stock outstanding, and the absence of derivative securities or rights other than pertaining to the ESOP under the Code; (iv) the absence of consents and approvals necessary for execution and delivery of the Merger Agreement and the consummation of the Merger; (v) certain matters relating to property; (vi) compliance with the Securities Act of 1933, as amended, and the Exchange Act in connection with the Company Reports to the Commission; (vii) the financial statements included in the Company Reports to the Commission; (viii) the absence of undisclosed liabilities; (ix) certain tax matters; (x) the absence of pending litigation or violation of any law which is reasonably likely to have a Material Adverse Effect; (xi) certain employee benefit plan and ERISA matters; (xii) insurance; (xiii) certain intellectual property matters; (xiv) certain labor disputes; (xv) certain contracts; (xvi) the Company's minute books; (xvii) product liability claims; (xviii) opinion of the financial advisor; (xix) bank accounts; (xx) certain changes which would constitute a Material Adverse Effect, and the Company's compliance with its ordinary course of business consistent with past practice; (xxi) compensation arrangements; (xxii) certified copies of the Company's certificate of incorporation and bylaws; (xxiii) condition of tangible assets; (xxiv) accounts receivable; (xxv) certain environmental matters; (xxvi) inventory; (xxvii) relationships with customers and suppliers; (xxviii) transactions with affiliates of the Company; (xxix) capital expenditures; (xxx) discontinued operations; and (xxxi) the veracity of statements and representations by the Company in connection with the Merger.

         The Merger Agreement also contains various representations and warranties of Owosso and Cramer, subject to certain exceptions, with respect to Owosso and Cramer as to, among other things: (i) the authorization, execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby, and the validity and enforceability thereof; (ii) the absence of any violations of charter documents or applicable law which would result from compliance with any provisions of the Merger Agreement; (iii) investment intent; (iv) the absence of consents and approvals necessary for consummation of the Merger; (v) the absence of certain claims of brokers; and
(vi) the veracity of information provided for inclusion in the Proxy Statement.

CERTAIN COVENANTS

         Interim Operation of the Business. In the Merger Agreement, the Company has agreed that, prior to the Effective Time, it will comply with certain covenants regarding, inter alia, the conduct of the business of the Company. Among other things, the Company has agreed that, except as contemplated by the Merger Agreement, the Company will conduct its business only in the ordinary course consistent with past practice and will use best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, and business associates.

         The Company has also agreed that, except as contemplated by the Merger Agreement, the Company will, among other things: (a) not amend its certificate of incorporation or by-laws; (b) not change its corporate name; (b) not pay or agree to pay to any employee, officer or director of the Company, without the consent of Owosso, compensation in excess of current levels; (c) not make changes in the Company's management, without the consent of Owosso; (d) not merge or consolidate the Company with another corporation or allow it to acquire or agree to acquire or be acquired by another entity except as permitted by the Merger Agreement; (e) not sell, transfer, or otherwise dispose of assets without the prior written consent of Owosso, except in the ordinary course of business;
(f)(i) not create, incur, assume, or guarantee any indebtedness for money borrowed arising out of or in connection with the Company's business except in the ordinary course of business, (ii) not create of suffer to exist any Liens on Company assets, except those in existence on the date of the Merger Agreement, nor (iii) increase the amount of any indebtedness outstanding under any loans, mortgages, or other borrowing arrangements in existence on the date of the Merger Agreement arising out of or in connection with the Company's business;
(g) pay when due, in accordance with past practices, all of its accounts payable and trade obligations; (h) maintain reasonable levels of inventory in accordance with past practices; (i) maintain its facilities, assets and properties in good condition, reasonable wear excepted; (j) maintain in full force and effect the insurance in effect on the date of the Merger Agreement; (k) maintain in full force and effect all Contracts and Permits necessary for operation of the business in all material respects and in all places as such business is being conducted on the date of the Merger Agreement, and renew such Permits which become void, expired, terminated, canceled or withdrawn between the date of the Merger Agreement and the Effective Time; (l) promptly advise Owosso of the commencement of, or known threat to commence of, any suit, claim, action, arbitration, legal or administrative proceeding, governmental investigation, or tax audit against it; (m) not declare, set aside or pay any dividend or other distribution, or redeem or repurchase shares of capital stock, except for repurchases of securities from former participants of the ESOP, and to comply with the diversification requirements under the applicable provisions of the ESOP and the Code; and (n) not issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or derivative securities or rights of any kind to acquire, any shares of the Company's capital stock, or split, combine or reclassify the outstanding Common Stock.

         Acquisition Proposals. Under the Merger Agreement, the Company has agreed that neither it nor its officers and directors will (and the Company will cause its employees, agents and representatives not to), directly or indirectly, encourage, initiate or solicit any inquiries or the making of any proposal with respect to a merger, consolidation, or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, the Company (an "Acquisition Proposal"). The Merger Agreement provides that, notwithstanding the foregoing, the Company may provide access and furnish information concerning its business, properties or assets (including confidential information and data) to any person relating to an Acquisition Proposal, including participate in discussions and negotiations with such person, if, in the opinion of the Board of Directors, after receipt of written advice from independent legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would result in a breach of their fiduciary duties to the Company's stockholders under applicable law. The Company further agreed that it would, and would cause its representatives to, immediately cease any activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing. The Company further agreed to notify Owosso promptly if any such inquires or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Company, such notice to include material terms communicated to the Company.

         Meetings of the Company's Stockholders. Company has represented, warranted and covenanted the veracity of the information provided by the Company for inclusion in the Proxy Statement to be used in connection with the meeting of stockholders considering the Merger Agreement.

         Filings; Other Action. Under the Merger Agreement, the parties will each promptly make their respective Regulatory Filings with respect to the Merger; and use their best efforts to do or cause to be done all other necessary actions to consummate the transactions contemplated by the Merger Agreement. The Company shall also file with the Commission all reports required to be filed by it under the securities laws, and when filed will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to be stated therein, in light of the circumstances under which they were made, not misleading. Prior to Closing, the Company has agreed to deliver to Owosso the financial statements of the Company required to be filed by Owosso pursuant to the Exchange Act, including therewith, an opinion of the Company's auditors.

         Access to Information. Under the Merger Agreement, prior to the Effective Time the Company will afford to Owosso and its representatives (including on-site observers) reasonable access to all of the Company's books, records, contracts and assets, and full opportunity to discuss the Company's business, affairs, and assets with its officers, employees, customers, suppliers and independent accountants. During such period, the Company will furnish to Owosso and its representatives copies of records and other documents with respect to the affairs of the Company and such other information as Owosso may reasonably request. In addition, promptly after the date of the Merger Agreement, the Company will deliver to Owosso monthly balance sheet and income and loss statements.

         Owosso shall provide the Company with information concerning Owosso's financing arrangements as well as other information reasonably requested by the Company regarding Owosso's ability to consummate the transactions contemplated by the Merger Agreement.

         Best Efforts. Under the Merger Agreement, the parties have agreed to use their best efforts to cause the Conditions to Closing to be satisfied on the Effective Time.

         Employee Benefits. Pursuant to the Merger Agreement, between the date of the Merger Agreement and the Effective Time, the Company will maintain in full force and effect the Benefit Plans as they pertain to the Company's employees or former employees. Except as required by the Code or the Merger Agreement (with notice to Owosso), the Company may not adopt, terminate, amend, extend or otherwise change any Benefit Plan without the prior written consent of Owosso. In addition, except as required by the Merger Agreement or the written terms of the Benefit Plans, the Company may not make, cause to be made, or agree to make any contribution, award, or payment under any Benefit Plan.

         Notice of Change. The Company will promptly notify Owosso of the existence or happening of any fact, event or occurrence prior to the Effective Time of which the Company or its representatives have knowledge which may alter the accuracy or completeness of any representation or warranty contained in the Merger Agreement.

         Employee Stock Ownership Plan. The Company maintains the M.H. Rhodes Company, Inc. Employee Stock Ownership Plan (the "ESOP"). The ESOP owns 46.4% or 91,355 shares of the Company's Common Stock (the "ESOP Shares"). As of December 31, 1997, 85,698 of the ESOP Shares have been allocated to the accounts of ESOP participants (the "Participants"). The ESOP Shares were purchased with the proceeds of a loan between the ESOP and the Company (the "ESOP Loan"). As part of the merger negotiations, the Company has agreed that prior to the Effective Time the Company and the Trustee of the Trust established under the ESOP (the "ESOT") will amend the ESOP Loan and execute an Amended and Restated Replacement Promissory Note (the "Replacement ESOT Note") reducing the principal balance of the Promissory Note dated December 19, 1985 from the ESOT to the Company to $188,000, and accelerating its maturity date to December 31, 1998.

         Immediately preceding the Effective Time, the Company shall contribute to the ESOP for the 1997 and/or 1998 plan years an amount sufficient to repay the outstanding balance on the Replacement ESOT Note in full but only if the Company and the Owosso conclude that such contribution (the "Tentative Contribution") will be fully tax deductible under Section 404 of the Code and that the allocation of such contribution to Participants' accounts will not violate the limitations of Section 415 of the Code (the "Limitations"). As the result of such contribution, all of the ESOP Shares will have been allocated to Participants' accounts.

         Immediately preceding the Effective Time, all Participants will become fully vested in their account balances. Pursuant to federal tax laws and the terms of the ESOP, Participants will have the right to vote their ESOP Shares on the Merger through a pass-through voting procedure.

         At the Effective Time, Owosso will purchase the ESOP Shares. Proceeds received from the sale of the ESOP Shares will be paid to Participants' accounts in proportion to the number of ESOP Shares held in each account.

         Subsequently, if the Tentative Contribution is made, the Surviving Corporation will take such actions as may be necessary to terminate the Plan and to distribute the balance of Participants' accounts to the Participants. At the same time, the Surviving Corporation will take such actions as may be necessary to terminate the membership of all members of the Committee which administers the ESOP. If the Tentative Contribution can not be made without violating the Limitations, the ESOP will not be terminated and the Owosso shall thereafter make such contributions as soon following the Effective Time as is permissible under the terms of the ESOP Loan and practicable without violating the Limitations.

         Owosso has covenanted that as soon as administratively feasible following the Effective Time and consistent with the Limitations, it will cause the Surviving Corporation to arrange for the orderly unwinding of the ESOP in accordance with all applicable legal requirements. Without deviating from the foregoing, the Company will (i) make application to the IRS for a determination that the ESOP's termination does not adversely affect the ESOP's qualified status under the Code, (ii) arrange for each Participant to receive his or her entire interest in the ESOP, which receipt, at the election of each Participant, will be either by direct payment to the Participant, by direct payment to an IRA (or qualified Plan which receives rollovers) designated by the Participant, or by direct rollover to a qualified Plan maintained by Owosso.

         Confidentiality. Except as otherwise required by law, or as may be necessary or appropriate to enforce Owosso's rights under the Merger Agreement, Owosso shall retain in confidence, all Confidential Information obtained by it pursuant to the investigations and requests made by Owosso and its representatives in accordance with the Merger Agreement.

         Purchase or Sale of Shares. Under the Merger Agreement, neither Owosso nor Cramer or any affiliate of either thereof may make any open market purchase or sale of shares of Common Stock or privately negotiate a purchase or sale of such shares, or, except as contemplated by the Merger Agreement, otherwise in any manner agree to make any proposal to acquire or dispose of, directly or indirectly, any shares of Common Stock.

         Officers' and Directors' Indemnification. The Merger Agreement provides that, following the Effective Time, Owosso will cause the Surviving Corporation to agree that all rights to indemnification and advancement of expenses by the Company in favor of each person who is as of the date of the Merger Agreement, or has been at any time prior to the date of the Merger Agreement, a director or officer of the Company or fiduciary under the Company's ESOP and other Benefit Plans (acting in such capacities) to the same extent and in the same manner as is provided in the Certificate of Incorporation or By-laws of the Company, the ESOP and other Benefit Plans as in effect on the date of the Merger Agreement, with respect to matters occurring at or prior to the Effective Time, shall, upon consummation of the Merger, continue in full force and effect at all times prior to the Effective Time including, without limitation, matters arising out of or pertaining to the Merger or the Merger Agreement and shall survive the Merger and shall continue in full force and effect until the earlier of (a) their current expiration date and (b) the date which is six (6) years from the Effective Time.

CERTAIN CONDITIONS TO THE MERGER

         The obligations of Owosso and Cramer to effect the Merger are subject to the following conditions: (a) the representations and warranties of the Company contained in the Merger Agreement shall be true and correct in all material respects both when made and as of the Effective Time as if made at and as of such time; (b) the Company shall have performed all covenants and agreements under the Merger Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms thereof; (c) counsel for the Company shall have delivered a favorable opinion to Owosso as of the Effective Time; (d) there shall be no litigation pending or threatened (or investigation in connection therewith) as of the Effective Time seeking to prohibit or obtain damages in connections with the transactions contemplated by the Merger Agreement; (e) the grant of any consent or approval of any governmental agency or third party necessary to the business or operations of the Company for the consummation of the transactions contemplated by the Merger Agreement; (f) no material damage to the assets, properties and business of the Company as a result of various conditions including, fire, disaster, accident, labor dispute, any action of governmental authority, embargo, riot, or act of God; (g) the Company shall have effectuated all corporate action necessary to approve the Merger Agreement and the transactions contemplated thereby; (h) the Merger Agreement shall have been approved by holders of 60% of the outstanding shares of Common Stock; (i) dissenting stockholders shall hold not more than 7.5% of the shares of Common Stock outstanding as of the Effective Time; (j) the expenses reasonably anticipated to remediate environmental matters of which the Company may be liable shall not exceed $325,000; and (k) the existing employment agreement with Joseph L. Morelli shall have been terminated and the Surviving Corporation shall have entered into a new employment agreement with Mr. Morelli.

         The obligation of the Company to effect the Merger is subject to the following conditions: (a) the representations and warranties of Owosso contained in the Merger Agreement shall be true and correct in all material respects both when made and as of the Effective Time as if made at and as of such time; (b) each of Owosso and Cramer shall have performed all covenants and agreements under the Merger Agreement required to be performed by each of them at or prior to the Effective Time pursuant to the terms thereof; (c) counsel for Owosso shall have delivered their opinion to the Company as of the Effective Time; (d) there shall be no litigation pending or threatened (or investigation in connection therewith) as of the Effective Time seeking to prohibit or obtain damages in connections with the transactions contemplated by the Merger Agreement; (e) each of Owosso and Cramer shall have effectuated all corporate action necessary to approve the Merger Agreement and the transactions contemplated thereby; (f) the Merger Agreement shall have been approved by holders of 60% of the outstanding shares of Common Stock; (g) Owosso shall have caused a 401(k) Plan to be established for, or to be extended to, the Surviving Corporation employees effective as of the Closing.

TERMINATION OF THE MERGER AGREEMENT

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder approval thereof: (a) by the mutual consent of Owosso and the Company; (b) by either the Company or Owosso prior to the Effective Time: (ii) if the other party shall have materially misstated any representation or been in material breach of any warranty contained in the Merger Agreement; (iii) if the other party shall have been in material breach of any covenant, undertaking or restriction contained in the Merger Agreement and such misstatement or breach has not been cured within 30 days of notice of such breach or misstatement, or the Effective Time, and in any event such other party shall not be in breach of such other party's obligations under the Merger Agreement; (c) by either the Company or Owosso if the Merger has not been consummated on or prior to July 31, 1998; except that no party may terminate the Merger Agreement for this reason if such party is in material default under the Merger Agreement; (d) by Owosso (i) provided that Owosso is not in material default under the Merger Agreement, if all the conditions precedent to the obligation of Owosso to close have not been met prior to July 31, 1998; (ii) if the Board of Directors of the Company shall withdraw or modify in any manner adverse to Owosso or Cramer its approval or recommendation to the stockholders to approve the Merger or Merger Agreement, or the Board, upon request of Owosso, fails to reaffirm such approval or recommendation, or has resolved to do any of the foregoing; (e) by the Company
(i) provided that the Company is not in material default under the Merger Agreement, if all the conditions precedent to the obligation of the Company to close have not been met prior to July 31, 1998; (ii) prior to the Effective Time, and before or after the approval of stockholders, if the Board of Directors of the Company receives an unsolicited written offer at a higher dollar value per share with respect to a merger, consolidation, or sale of all or substantially all the assets of the Company, or if an unsolicited tender or exchange offer for the shares of Common Stock at a higher dollar value per share is commenced, and the Board accepts or recommends to stockholders such transactions, but only after the Board receives an opinion from VFS that such transaction is more favorable to stockholders from a financial point of view than the Merger and a written opinion of counsel that approval, acceptance or recommendation of such transaction is required by fiduciary obligations under applicable law.

         Effect of Termination and Abandonment. In the event the Merger Agreement is terminated and the Merger abandoned as provided above, there will be no liability on the part of Owosso, Cramer or the Company or their respective directors or officers to any other party to the Merger Agreement. Notwithstanding the foregoing, the termination rights described above in the section "-- Termination" do not relieve any party from any liability for breach of the Merger Agreement and any fee described below under the section "-- Fees and Expenses."

         If the Merger Agreement terminates for reasons other than that the Board of Directors of the Company has withdrawn its approval or recommendation to stockholders (or failed to reaffirm the same after requested by Owosso) or the Company has accepted a higher offer, neither Owosso nor any affiliate of Owosso may acquire any capital stock of the Company or any interest therein for a period of 12 months following the date of such termination.

FEES AND EXPENSES

         Except as otherwise contemplated by the Merger Agreement, all expenses incurred in connection with the Merger Agreement and consummation of the Merger will be paid by the party incurring such expenses.

         If the Merger Agreement is terminated by Owosso because (A) (x) any person, entity or group not stockholders of the Company on the date of the Merger Agreement, other than Owosso or its subsidiaries or affiliates or any group of which any of them is a member, (i) shall have beneficial ownership of more than 35% or more of the outstanding shares of Common Stock or (ii) shall have publicly proposed (1) any merger or consolidation with or acquisition of all or substantially all of the assets of the Company or other similar business combination involving the Company, (2) that any change be made in the composition of the Board of Directors of the Company and such person, entity or group shall file proxy materials with the Commission in respect of such proposal or (3) the purchase of 50% or more of the total voting power of the Company, including tender or exchange offer, and (y) the Merger Agreement is terminated in accordance with its terms or (B) the Merger Agreement is terminated because the Board of Directors of the Company has withdrawn its approval or recommendation to stockholders (or failed to reaffirm after request of Owosso) or the Company has accepted a higher offer, the Company must pay to Owosso the sum of three hundred thousand dollars ($300,000).

AMENDMENT; WAIVER

         The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment will be made without the approval of such stockholders if such amendment changes the Merger Consideration or alters or changes any of the other terms or conditions of the Merger Agreement if such alteration or change would materially adversely affect the rights of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document, certificate or writing delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions of the other parties thereto contained therein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  THE COMPANIES

THE COMPANY

         The Company, which has been in business since 1930, manufactures mechanical and electrical timers and photocontrols. The timers are used in commercial cooking equipment, HVAC applications, and bio-medical devices that require a set time interval with an opening and closing of an electrical switch. The electronic photocontrols are devices that are inserted on the tops of street and roadway lights. The Company also manufactures magnetic type photocontrols and thermal type photocontrols. The Company's principal executive offices are located at 99 Thompson Road, Avon, Connecticut 06001 and its telephone number is
(860) 673-3281.

         For a more detailed description of the business and properties of the Company, see the descriptions thereof set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

OWOSSO CORPORATION

         Owosso, with headquarters in King of Prussia, Pennsylvania, is a diversified manufacturer of products in defined niche markets in two business segments: Engineered Component Products and Specialized Equipment. In the Engineered Component Products segment, Owosso's operating subsidiaries manufacture and sell electric motors, gear motors, and electromechanical timers for non-automotive transportation, healthcare, welding, construction, heating and air conditioning and other industrial applications; heat transfer coils for non-automotive transportation, commercial refrigeration and other HVAC applications; and replacement camshaft bearings, valve seats and shims for the automotive after-market. In the Specialized Equipment segment, Owosso's subsidiaries manufacture aluminum trailers and agricultural equipment. Owosso has announced that it will be selling the agricultural equipment companies in its Specialized Equipment segment. Owosso's principal executive offices are located at 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406 and its telephone number is (610) 275-4500.

CRAMER COMPANY

         Cramer, located in Old Saybrook, Connecticut, manufactures subfractional horsepower motors and electromechanical timers primarily for use in residential and commercial appliances, business and capital equipment, and heating and air conditioning systems. Owosso acquired Cramer in 1984, and Cramer is a wholly-owned subsidiary of Owosso. Upon consummation of the Merger, Cramer will be merged with and into the Company, with the Company continuing as the Surviving Corporation. The Surviving Corporation will be a wholly-owned subsidiary of Owosso. Cramer's principal executive offices are located at 139

Mill Rock Road, East, Old Saybrook, Connecticut 06475 and its telephone number is (860) 388-3574.

                             SELECTED FINANCIAL DATA

         The following table sets forth selected financial data for the Company for the periods indicated. The data set forth below should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

M. H. RHODES, INC. AND M. H. RHODES (CANADA) LIMITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(1)

                       FOR THE THREE MONTHS                            FOR THE TWELVE MONTHS ENDED DECEMBER 31
                          ENDED MARCH 31
                  ------------------------------   --------------------------------------------------------------------------------
                       1998            1997            1997            1996              1995             1994           1993
                  --------------  --------------  --------------  --------------   --------------   --------------  --------------
Net sales         $    2,533,853  $    1,983,341  $    8,493,936  $    8,011,086   $    8,081,871   $    9,815,715  $   10,304,525
Net income(loss)          20,258          51,608         264,968        (177,373)        (895,488)          79,351         129,521
Basic earnings
(loss) per share             .10             .25            1.35            (.88)           (4.42)             .38             .62
Cash dividends
paid per share               .00             .00             .00             .00              .00              .00             .00

(1) M. H. Rhodes (Canada) Limited Financial Statements have been translated from Canadian to U.S. currency at applicable exchange rates.

M. H. RHODES, INC. AND M. H. RHODES (CANADA) LIMITED CONDENSED CONSOLIDATED BALANCE SHEETS(1)

                     MARCH 31                                 DECEMBER 31
              ----------------------  ----------------------------------------------------------
                 1998        1997        1997        1996       1995         1994         1993
              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total assets  $5,010,581  $4,955,115  $5,106,392  $4,886,532  $5,346,957  $6,998,344  $6,709,115
Long term
obligations      544,284     771,792     615,629     826,537     397,378   1,286,956   1,067,983

                     MARCH 31                                 DECEMBER 31
              ----------------------  ----------------------------------------------------------
                 1998        1997        1997        1996       1995         1994         1993
              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Stockholders
Equity         2,404,237   2,577,714   2,341,031   2,007,022   2,496,336   3,330,925   3,120,481

(1) M. H. Rhodes (Canada) Limited Financial Statements have been translated from Canadian to U.S. currency at applicable exchange rates.

                          MARKET PRICES OF COMMON STOCK

         There is no generally recognized or established public trading market for the Common Stock of the Company.

         The following chart reflects no payment of dividends over the past two years. The source of information for the 1997 range of bid prices and ask prices was presented by the National Quotation Bureau, LLC. For 1996, the range of bid prices was supplied by a brokerage firm that follows the stock of the Company with no ask prices available. This information does not necessarily represent actual transactions and may not reflect retail markups, markdowns, or commissions.

                                        PRICES
                          ------------------------------------------------------------
                                 BID                     ASK
                          ----------------  ------------------------------
                           High      Low        High             Low          Dividend
                          -------  -------  --------------  --------------    --------
1998
First Quarter             $ 4.875  $  4.50  $         8.25  $         6.50      .00
1997
First Quarter             $ 2 1/2  $ 2 1/4  $        4 1/2  $        4 1/2      .00
Second Quarter            $ 2 1/4  $     2  $        4 1/4  $        3 3/4      .00
Third Quarter             $     4  $     2  $            7  $            3      .00
Fourth Quarter            $ 4 1/2  $     4  $        8 1/4  $            7      .00
1996
First Quarter             $ 6 1/4  $ 5 1/4   Not Available   Not Available      .00
Second Quarter            $ 6 1/4  $ 5 1/4   Not Available   Not Available      .00
Third Quarter             $ 5 1/4  $ 4 3/4   Not Available   Not Available      .00

                                        PRICES
                          ------------------------------------------------------------
                                 BID                     ASK
                          ----------------  ------------------------------
                           High      Low        High             Low          Dividend
                          -------  -------  --------------  --------------    --------
Fourth Quarter            $ 3 3/4  $ 3 1/2   Not Available   Not Available      .00

         On April 3, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement, the bid and ask prices of the Common Stock, as reported by the National Quotation Bureau, LLC, were $5.00 and $8.25 per share, respectively. On May 26, 1998, the bid and ask prices of the Common Stock, as reported by the National Quotation Bureau, LLC, were $11.75 and $13.00 per share, respectively.

         Stockholders are urged to obtain current market quotations for the Common Stock (Symbol: RHMH) prior to making any decision with respect to the Merger.

         On May 28, 1998, there were 196,736 shares of Common Stock outstanding and approximately 660 record holders of the Company's Common Stock. The number of record stockholders excludes individual participants in security position listings.

         Mellon Shareholders Services, L.L.C., 85 Challenger Road, Overpeck Center, Ridgefield Park, N.J. 07660 is the Company's Stock Registrar and Transfer Agent. Their telephone number is (800) 288-9591.

         It had been the Company's policy prior to 1988 to pay an annual dividend of $.10 per share. Pursuant to a loan agreement between the Company and the Connecticut National Bank (k/n/a Fleet Bank) dated December 19, 1985, now the Wilshire Credit Corporation, the Company has covenanted that it will not declare or pay dividends exceeding in the aggregate 10% of its annual net earnings after taxes. Due to this agreement no dividend was declared for 1996 (payable in 1997) and for 1997 (payable in 1998). The Company may or may not declare future dividends depending on its earnings, financial conditions and other factors. The Merger Agreement prohibits the Company from declaring, setting aside, or paying dividends on the Common Stock.

                 CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS

         The Company does not as a matter of course make public forecasts as to its future financial performance and condition. However, in connection with its discussions with Owosso, the Company furnished Owosso with certain data relating to projected future operating results and financial condition. The projections set forth below were included in the data provided by the Company to Owosso. These projections were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the

Commission regarding projections or financial forecasts and are included herein only because such information was provided to Owosso. These projections constitute forward-looking statements and were based upon numerous assumptions. Although the Company believes that such assumptions were reasonable when made, such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company's control. Accordingly, there can be no assurance, and no representation or warranty is made, that the actual results of operations and financial position achieved by the Company would not vary materially from the results of operations and financial condition set forth in these projections. For a list of important factors that, in the view of the Company, could cause actual results to differ materially from those set forth in these projections, see "Forward Looking Statements." The projections set forth below have not been adjusted to reflect the effects of the Merger and, in fact, assume that the merger and related transactions have not occurred. The Company does not intend to update, revise or correct such projections if they become inaccurate (even in the short term).

M. H. RHODES, INC. AND M. H. RHODES (CANADA) LIMITED FORECASTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND BALANCE SHEET(1)

                                                                      DECEMBER 31
                                                                          1998
Net sales                                                             $9,170,000
Net income(loss)                                                         325,000
Basic earnings(loss)                                                        1.68
  per share
Total assets                                                           4,839,000
Long term                                                                391,000
  obligations
Cash dividends paid                                                          .00
  per share

(1) Forecasted M. H. Rhodes (Canada) Limited Financial Statements have been translated from Canadian to U.S. currency at applicable exchange rates.

         The projections set forth above were prepared by the Company in December 1997 in connection with the Company's annual profit planning process. Forecasts of future financial performance and condition could differ materially from the data set forth above if management were to prepare projections based upon circumstances existing as of the date of this Proxy Statement. None of the Company, Owosso, or Cramer intend or have any duty or obligation to publicly disclose updates or revisions to any of the projections set forth above to reflect circumstances existing or developments occurring after the preparation of such projections or to reflect the occurrence of unanticipated events. The Company's independent accountants have not examined or compiled the foregoing forward-looking statements and accordingly do not provide any assurance with respect to such statements.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         Information with respect to the beneficial ownership of the Common Stock of the Company as of May 28, 1998 by each person who is known by the Company to own beneficially more than 5% of the Common Stock, by each director of the Company and by all officers and directors as a group, is set forth in the following table:

      TITLE OF CLASS               NAME OF BENEFICIAL OWNER                   AMOUNT AND               PERCENT OF
                                                                              NATURE OF                   CLASS
                                                                              BENEFICIAL
                                                                            OWNERSHIP (1)
Common Stock               M.H. Rhodes, Inc. Employee                           91,355                    46.4
                           Stock Ownership Trust For
                           The Non-Bargaining Unit
                           Employee Group (2)
Common Stock               A.J. Campanelli                                        -                         -
Common Stock               E.J. Doyle                                           2,025                      1.0
Common Stock               J.T. Mayerhofer                                        -                         -
Common Stock               J.L. Morelli                                       9,959 (3)                    5.1
Common Stock               J.W. Pogmore                                           -                         -
Common Stock               All Officers and Directors (3)                     37,961 (3)                  19.3
                           as a group

(1)      Record ownership unless otherwise indicated.

(2) Includes an aggregate of 34,436 shares allocated to the ESOP accounts of the officers and directors of the Company as follows: J. Morelli (9,959); H. Matles (10,613); A. Springer (7,628); S. Vanasse (6,236).
         The mailing address of the ESOP is 99 Thompson Road, Avon, Connecticut 06001.

(3) Includes shares allocated to ESOP accounts respectively for Mr. Morelli (9,959) and all other Officers and Directors as a group (24,477). Excludes shares held in the name of Mr. Springer as trustee for the ESOP who is also an officer of the Company.

                              STOCKHOLDER PROPOSALS

         The Company will hold a 1998 Annual Meeting only if the Merger is not consummated. In the event of such a meeting, in order to have been considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders, stockholder proposals must have been received at the Company's principal executive offices in Avon, Connecticut before January 23, 1998.

                             INDEPENDENT ACCOUNTANTS

         The consolidated financial statements incorporated in this Proxy Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Riggs & Associates, LLP, independent accountants, as stated in their report, which also is incorporated herein by reference.

         Representatives of Riggs & Associates, LLP will attend the Special Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission, accompanies this Proxy Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company (File No. 0-1412) with the Commission under the Exchange Act, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c)      The Company's Current Report on Form 8-K, dated April 17,
                  1998.

         All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) contained in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, BY FIRST-CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). REQUESTS SHOULD BE DIRECTED TO CORPORATE SECRETARY, M.H. RHODES, INC., 99 THOMPSON ROAD, AVON, CONNECTICUT 06001 (TELEPHONE NUMBER (860) 673-3281). IN ORDER TO ENSURE TIMELY DELIVERY OF THE REQUESTED DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 22, 1998, THE DATE WHICH IS FIVE (5) BUSINESS DAYS PRIOR TO THE DATE OF THE COMPANY'S SPECIAL MEETING.

                                  OTHER MATTERS

         The Company is not aware of any other matters to be presented to the meeting but if any other matters should properly come before the meeting, the proxies will be voted by the persons named therein, in accordance with their best judgment.

                                             By Order of the Board of Directors

                                             Sharon L. Vanasse
                                             Corporate Secretary

                                M.H. RHODES, INC.
            99 Thompson Road, Avon, Connecticut 06001 (860) 673-3281

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Special Meeting of Stockholders - June 29, 1998

         The undersigned, as a stockholder of M.H. RHODES, INC. (the "Company"), hereby appoints Joseph L. Morelli and Allan D. Springer or any one of them, the true and lawful proxies and attorneys in fact of the undersigned, with full power of substitution, to attend the Special Meeting of the Stockholders of the Company to be held June 29, 1998, at 10:00 a.m. local time at the Company's offices at 99 Thompson Road, Avon, Connecticut 06001 and any adjournments or postponements thereof, and any of them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, on the following matters as set forth in the Proxy Statement and Notice dated June 1, 1998

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH ON THE REVERSE SIDE, AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                 [ SEE REVERSE ]
                                                                     [ SIDE ]

[X] Please mark votes as shown in this example

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2 AND 3.

1. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 3, 1998, by and among M.H. Rhodes, Inc. (the "Company") , Owosso Corporation ("Owosso"), a Pennsylvania corporation, and Cramer Company ("Cramer"), a Delaware corporation and a wholly-owned subsidiary of Owosso, providing for the merger of Cramer with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Owosso. Upon the consummation of the merger, each share of Company common stock (other than dissenters' shares and shares held in the Company's treasury) will be converted into the right to receive $14.51 in cash.

         [ ] For           [ ] Against       [ ] Abstain

2. To consider and vote upon a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

         [ ] Approved      [ ] Withheld

3. To transact such other business as may properly come before the Special Meeting.

         [ ] Approved      [ ] Withheld

         This Proxy is revocable and the undersigned reserves the right to attend the meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

         Please sign exactly as the name(s) appear on your Stock Certificate. When attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If more than one name is shown, as in the case of joint tenancy, each party should sign.

THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.

Signature:________________ Date:_______  Signature:________________ Date:_______

                                                                       ANNEX A











                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                              OWOSSO CORPORATION


                                CRAMER COMPANY


                                      AND


                              M. H. RHODES, INC.








                            DATED:  April  3, 1998

                               TABLE OF CONTENTS

                                                                          Page

BACKGROUND...................................................................1

ARTICLE 1 - THE MERGER.......................................................1

      1.1.  The Merger.......................................................1
      1.2.  Closing..........................................................1
      1.3.  Merger Filings...................................................2
      1.4.  Filing of Merger Documents; Effective Time.......................2
      1.5.  The Articles of Incorporation....................................2
      1.6.  The Bylaws.......................................................2
      1.7.  Resignations.....................................................2

ARTICLE 2 - CONVERSION OR CANCELLATION OF SHARES IN THE MERGER...............2

      2.1.  Conversion or Cancellation of Shares.............................2
      2.2.  Payment for Shares...............................................3
      2.3.  Dissenters' Rights...............................................4
      2.4.  Transfer of Shares After the Effective Time......................4

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND
                 COVENANTS OF THE COMPANY....................................4

      3.1.  Organization, Power, Standing and Qualification..................4
      3.2.  Power and Authority..............................................5
      3.3.  Validity of Contemplated Transactions............................5
      3.4.  Capitalization of Company........................................5
      3.5.  Governmental Filings; No Violations..............................6
      3.6.  Title to Properties..............................................6
      3.7.  Real Property....................................................6
      3.8.  Company Reports; Financial Statements............................8
      3.9.  Absence of Undisclosed Liabilities...............................8
      3.10. Certain Tax Matters..............................................9
      3.11. Litigation; Compliance with Laws................................10
      3.12. Employee Benefits...............................................10
      3.13. Insurance.......................................................13
      3.14. Proprietary Rights..............................................13
      3.15. Labor Disputes..................................................13
      3.16. Contracts.......................................................13
      3.17. Minute Books....................................................14
      3.18. Product Liability Claims........................................15
      3.19. Fairness Opinion................................................15

      3.20.  Bank Accounts..................................................15
      3.21.  No Changes.....................................................15
      3.22.  Compensation Arrangements......................................16
      3.23.  Copies of Articles and Bylaws..................................16
      3.24.  Condition of Tangible Assets...................................16
      3.25.  Accounts Receivable............................................16
      3.26.  Hazardous Substances...........................................17
      3.27.  Inventory......................................................17
      3.28.  Relationship With Customers and Suppliers......................17
      3.29.  Transactions with Affiliates...................................18
      3.30.  Capital Expenditures...........................................18
      3.31.  Discontinued Operations........................................18
      3.32.  Veracity of Statements.........................................18

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BUYER AND CRAMER..............18

      4.1.  Power and Authority.............................................18
      4.2.  Conflict With Authority, Bylaws, etc............................19
      4.3.  Acquisition of Shares for Investment............................19
      4.4.  Governmental Filings; No Violations.............................19
      4.5.  Brokers and Finders.............................................19
      4.6.  Proxy Statement.................................................19

ARTICLE 5 - ACTIVITIES PRIOR TO CLOSING BY THE COMPANY......................19

      5.1.    Operation of Business.........................................19
            5.1.1.  Organizational Documents................................20
            5.1.2.  Corporate Name..........................................20
            5.1.3.  Compensation, Bonuses...................................20
            5.1.4.  Management..............................................20
            5.1.5.  Mergers, Etc............................................20
            5.1.6.  Disposition of Assets...................................20
            5.1.7.  Indebtedness............................................20
            5.1.8.  Payables................................................20
            5.1.9.  Inventory...............................................20
            5.1.10.  Maintenance of Assets..................................20
            5.1.11.  Insurance..............................................20
            5.1.12.  Contracts and Permits..................................21
            5.1.13.  Litigation, etc........................................21
            5.1.14.  Dividends or Other Distributions.......................21
            5.1.15.  Capital Stock..........................................21
      5.2.    Acquisition Proposals.........................................21
      5.3.    Meetings of the Company's Shareholders........................21
      5.4.    Filings; Other Action.........................................22
      5.5.    Access to Information.........................................22

      5.6.    Best Efforts..................................................23
      5.7.    Benefit Plans.................................................23
            5.7.1.  Plan Changes............................................23
            5.7.2.  Contributions and Payments..............................23
      5.8.    Notice of Change..............................................23
      5.9.    Publicity.....................................................23
      5.10.   Rhodes ESOP...................................................24

ARTICLE 6 - ACTIVITIES PRIOR TO CLOSING BY BUYER............................24

      6.1.  Best Efforts....................................................24
      6.2.  Access to Information...........................................24
      6.3.  Confidentiality.................................................25
      6.4.  Purchase or Sale of Shares......................................25

ARTICLE 7 - CONDITIONS PRECEDENT TO CLOSING.................................25

      7.1.  Conditions to Obligation of Buyer to Close......................25
            7.1.1.  Representations and Warranties;
                    Compliance with Agreement...............................25
            7.1.2.  Opinion of Counsel for the Company......................26
            7.1.3.  Litigation Affecting Closing............................26
            7.1.4.  Required Consents and Regulatory Approvals..............26
            7.1.5.  No Material Damage to Business..........................26
            7.1.6.  Approval of Buyer; Corporate Matters....................26
            7.1.7.  Shareholder Approval....................................26
            7.1.8.  Dissenter's Rights......................................26
            7.1.9.  Environmental Issues....................................27
      7.2.  Conditions to Obligation of the Company to Close................27
            7.2.1.  Representations and Warranties..........................27
            7.2.2.  Opinion of Counsel of Buyer.............................27
            7.2.3.  Litigation Affecting Closing............................27
            7.2.4.  Approval of The Company; Corporate Matters..............28
            7.2.5.  Shareholder Approval....................................28
            7.2.6.  401K Plan...............................................28

ARTICLE 8 - INDEMNIFICATION.................................................28

      8.1.  Officers and Directors Indemnification..........................28

ARTICLE 9 - TERMINATION.....................................................29

      9.1.  Termination.....................................................29
            9.1.1.  Termination by Mutual Consent...........................29
            9.1.2.  Prior to Effective Time.................................29
            9.1.3.  By Buyer................................................30

            9.1.4.  By the Company..........................................30
            9.1.5.  By Either Party.........................................30
            9.1.6.  Withdrawal of Recommendation............................30
            9.1.7.  Higher Offer............................................30
      9.2.  Effect of Termination and Abandonment...........................30
      9.3.  No Purchase of Company Stock....................................30

ARTICLE 10 - MISCELLANEOUS..................................................31

      10.1.    Payment of Expenses..........................................31
      10.2.    Entire Agreement; Amendments.................................31
      10.3.    Headings.....................................................31
      10.4.    Gender; Number...............................................31
      10.5.    Exhibits and Schedules.......................................31
      10.6.    Severability.................................................31
      10.7.    Notices......................................................32
      10.8.    Waiver.......................................................33
      10.9.    Assignment...................................................33
      10.10.   Successors and Assigns.......................................33
      10.11.   Governing Law................................................33
      10.12.   No Benefit to Others.........................................33
      10.13.   Counterparts.................................................33

                         AGREEMENT AND PLAN OF MERGER


            This Agreement and Plan of Merger (the "Agreement") is made this 3rd day of April, 1998, by and among OWOSSO CORPORATION, a Pennsylvania corporation ("Buyer"), CRAMER COMPANY, a Delaware corporation and wholly-owned subsidiary of Buyer, ("Cramer") and M. H. RHODES, INC., a Delaware corporation (the "Company")
 .


                                  BACKGROUND

            The Company is engaged in the business of manufacturing mechanical timers, photo controls and parking meters (the "Business");

            Each Board of Directors of Buyer, Cramer and the Company has approved the acquisition of the Company by Buyer through the merger of Cramer into the Company (the "Merger") pursuant to and subject to the terms and conditions of this Agreement; and

            The Board of Directors of the Company has determined that the Merger is fair to and in the best interests of the holders of the Company's common stock, par value $1.00 per share (the "Common Stock") and has resolved to recommend the approval of the Merger by the shareholders of the Company.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, and intending to be legally bound, Buyer, Cramer and the Company hereby agree as follows:


                                   ARTICLE 1

                                  THE MERGER

      1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), Cramer shall be merged with and into the Company pursuant to the Merger and the separate corporate existence of Cramer shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Sections 1.5 and 1.6. The Merger shall have the effects specified in the General Business Corporation Law of the State of Delaware (the "DGCL").

      1.2. Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of the Company at 10:00 A.M. on the later of (A) June 30, 1998 or (B) the first business day on which the last to be fulfilled or waived of the conditions set forth in Article 7 hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Buyer may agree.

      1.3. Merger Filings. In connection with the Closing, the Company and Cramer will cause the Certificate of Merger to be filed with the Secretary of State of Delaware (the "Certificate of Merger").

      1.4. Filing of Merger Documents; Effective Time. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of Delaware. The "Effective Time" refers to the time at which the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware.

      1.5. The Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall, at the Effective Time, be and read as set forth on Exhibit A hereto and incorporated herein by this reference, until further amended in accordance with the terms thereof and the DGCL.

      1.6. The Bylaws. The Bylaws of the Surviving Corporation shall, at the Effective Time, be and read as set forth on Exhibit B hereto, until further amended in accordance with the terms thereof and the DGCL.

      1.7. Resignations. On the Closing Date, the Company will make available to Buyer the written resignations of all the directors and officers of the Company effective as of the Effective Time, except for such officers and directors as Buyer shall designate in writing. The Company shall use its best efforts at or before the Effective Time to cause the nominees of Buyer to be elected (effective the Effective Time) by the resigning directors in accordance with the Bylaws of the Company.


                                   ARTICLE 2

              CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

      2.1. Conversion or Cancellation of Shares. The manner of converting or canceling shares of stock of the Company and Cramer in the Merger shall be as follows:

                  (a) At the Effective Time, each share of the Common Stock issued and outstanding immediately prior to the Effective Time (a "Share"), other than Common Stock held in the Company's treasury and Common Stock which is held by shareholders perfecting dissenter's rights pursuant to the DGCL ("Dissenting Shareholders"), by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into the right to receive, without interest, an amount in cash equal to $14.51 (the "Merger Consideration"). All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 2.2.

                  (b) At the Effective Time, each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) At the Effective Time, each share of common stock and each share of preferred stock of Cramer issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Cramer or the holders of such shares, be converted into, respectively, one share of common stock or one share of preferred stock as the case may be, of the Surviving Corporation.

                  (d) Shares that are held by Dissenting Shareholders shall be entitled to such amount as is provided in the DGCL and shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his dissenter's right to appraisal and payment under the DGCL.

      2.2. Payment for Shares. Prior to the Effective Time, Buyer or Cramer shall designate bank or trust company reasonably acceptable to the Company, to act as Paying Agent in connection with the Merger (the "Paying Agent") and to receive and disburse the Merger Consideration to which holders of Shares become entitled pursuant to Section 2.1. At the Effective Time, Buyer or Cramer will provide the Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying Agent for each Share then entitled to receive the Merger Consideration. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record (other than Dissenting Shareholders) of issued and outstanding Shares a form (mutually agreed to by Buyer and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause the Paying Agent to pay to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for Shares. In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article 2; provided, however, the person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Promptly following the first anniversary of the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash held for payment as Merger Consideration and all other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter each holder of a certificate representing Shares may surrender such certificate to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) and receive in exchange therefor the Merger Consideration in respect thereof, without interest thereon.

      2.3. Dissenters' Rights. If any Dissenting Shareholder shall be entitled to be paid the "fair value" of his or her Shares, as provided in Section 262 of the DGCL, the Company shall give Buyer notice thereof and Buyer shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 2.1.

      2.4. Transfer of Shares After the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.
                                   ARTICLE 3

                        REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE COMPANY

      The Company hereby represents and warrants to Buyer and Cramer that, except as set forth in the numbered paragraph of the disclosure letter of even date delivered by the Company to the Buyer in conjunction with execution of this Agreement (the "Disclosure Letter") which paragraph corresponds to the applicable section of this Article 3:

      3.1. Organization, Power, Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. The Company is duly qualified to do business and is in good standing in all jurisdictions where the failure to qualify or to be in good standing would have a material adverse effect upon its financial condition, the conduct of its business or the ownership of its property and assets (a "Material Adverse Effect"), such jurisdictions being listed in Paragraph 3.1 of the Disclosure Letter. The Company does not have any "subsidiaries" (which, for purposes of this Agreement, shall mean all corporations in which the Company owns more than 50% of the issued and outstanding capital stock). The Company does not own (i) any equity interest in any corporation or other entity or (ii) marketable securities where the Company's equity interest in any such entity exceeds 5% of the outstanding equity of such entity on the date hereof.

      3.2. Power and Authority. The Company has the power and authority to execute, deliver and perform this Agreement and the other documents, instruments and agreements contemplated herein (the "Collateral Documents") to which the Company is a party and, subject only to approval of this Agreement by the holders of sixty percent (60%) of the Shares, to consummate the transactions contemplated by this Agreement and the Collateral Documents. Each of this Agreement and the Collateral Documents is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

      3.3. Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby do not and will not contravene any provision of the Certificate of Incorporation or Bylaws of the Company; nor subject to receipt of the Consents (as defined below) violate, be in conflict with, or constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity or effectiveness of any agreement, contract, indenture, lease, or mortgage to which the Company is a party or by which the Company or any of its assets is bound; or violate any provision of law, rule, regulation, order, permit, or license to which the Company is subject. Paragraph 3.3 of the Disclosure Letter attached hereto sets forth an accurate and complete list of any consents required to be obtained in connection with any items identified in the preceding sentence, prior to consummation of the transactions contemplated by this Agreement (the "Consents").

      3.4. Capitalization of Company. The Company's total authorized capital stock consists of 400,000 shares of common stock, $1.00 par value, of which 196,736 shares are currently outstanding, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or similar right. Except as set forth above in this Section 3.4 and in Paragraph
3.4 of the Disclosure Letter, there are no shares of capital stock of the Company authorized, issued or outstanding and, except for the rights of ESOP (as defined in Section 5.10 hereof) participants to diversify under Section 401(a)28 of the Internal Revenue Code of 1986, as amended (the "Code") and to exercise "put" options under Section 409(h) of the Code, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company (all such outstanding subscriptions, options, warrants, rights, securities, agreements and commitments being collectively called, the "Stock Rights"), and no Stock Rights have been issued since 1987, except in connection with the ESOP.

      3.5. Governmental Filings; No Violations. Other than the filings provided for in Section 1.4 hereof, the filing identified on Section 7.1.9(b) and the filings as required under the Securities Exchange Act of 1934 (as amended) (the "Exchange Act" and such filings being called, collectively, the "Regulatory Filings"), and except as set forth in Paragraph 3.5 of the Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authorities of the United States or the several States in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

      3.6. Title to Properties. Except as set forth in Paragraph 3.6 of the Disclosure Letter, the Company has good, valid and marketable title to all of its properties and assets, real, personal and mixed, including all of the properties and assets reflected on the most recent balance sheet which is part of the Financial Statements (as defined in Section 3.8 hereof) and those acquired since the Financial Statement Date (as defined in Section 3.9 hereof), except in each case for properties and assets sold or otherwise disposed of in the ordinary course of business, free and clear of all mortgages, liens, pledges, security interests and other encumbrances (collectively "Liens"), except (a) liens for current taxes not delinquent or being contested in good faith by appropriate proceedings (which, in the latter case, are disclosed in Paragraph 3.6 of the Disclosure Letter), (b) mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, and (c) liens securing the repurchase of securities from ESOP participants under Section 409(h)(5) of the Code (collectively, "Permitted Liens").

      3.7.  Real Property.

                  (a) Paragraph 3.7 of the Disclosure Letter accurately lists all real property owned by the Company beneficially, or of record and contains a brief description of all plants and structures located thereon. Except as set forth in Paragraph 3.7 of the Disclosure Letter, (i) the Company is lawfully seized and possessed of the real property, (ii) the Company has good and marketable fee simple title to the real property, free and clear of all Liens other than Permitted Liens (which Permitted Liens are disclosed in Paragraph 3.7 of the Disclosure Letter), (iii) the Company is in possession of the real property, and (iv) there are no options, licenses, leases, rights of first refusal, conditional sales agreements, or similar arrangements respecting any such real property or improvements. The Company has appropriate rights of ingress and egress with respect to the real property and any improvements located thereon. None of the real property, the improvements or the use thereof contravenes or violates any material building, zoning, land use, administrative, occupational or safety and health law in any respect (except as permitted on the basis of prior nonconforming use, waiver or variance, all of which permitted uses that are known to the Company are set forth in Paragraph 3.7 of the Disclosure Letter).

                  (b) The Company has delivered to Buyer prior to the execution of this Agreement true and complete copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, in the Company's possession, with respect to the real property.

                  (c) There are no condemnation or appropriation proceedings pending or, to the best knowledge of the Company, threatened against any of the real property or the improvements.

                  (d) Except as disclosed in Paragraph 3.7 of the Disclosure Letter, the improvements on any such real property are in good operating condition (ordinary wear and tear excepted).

                  (e) Except as disclosed in Paragraph 3.7 of the Disclosure Letter, since the Financial Statement Date, there has been no damage, destruction or loss (whether or not covered by insurance), or any condemnation, with respect to the real property.

                  (f) Except as disclosed in Paragraph 3.7 of the Disclosure Letter, the Company has access to all utilities, including water and sewage, necessary to operate its business in the normal course and there are no unpaid assessments for the installation thereof or charges for making connection thereto that have not been fully paid; and with respect to the real property, all public utilities, including connection and permanent right to discharge sanitary waste into the collector system of the appropriate sewer authority, are installed and operating, and all installation and connection charges have been paid in full.

                  (g) All curb cut and street opening licenses, permits or other approvals required for vehicular access to and from the real property to any adjoining public street have been obtained and paid for and are in full force and effect.

                  (h) There are no outstanding notices of uncorrected violations of the building, safety, plumbing, electrical, health, zoning or fire ordinances of the city, county, state or municipality in which the real property is located. The zoning and building laws and ordinances of the city, county, state or municipality in which the real property is located are not violated in any material respect by the existing structures.

                  (i) Paragraph 3.7 of the Disclosure Letter contains a true and correct list of any and all management, service, supply, security, maintenance, or similar contracts with respect to or affecting the real property.

                  (j) No portion of the real property or the improvements are affected by any special assessments, whether or not a Lien thereon, which has not been paid in full and there are no current installments of such assessments which remain unpaid and no such real property will be assessed for any street paving or curbing heretofore laid or any other public improvements heretofore made. There are no pending, or to the Company's knowledge threatened, assessments or similar charges that affect the real property; and there is no proceeding pending or to the Company's knowledge, threatened for any increase of the assessed valuation of any portion of the real property. No ordinance authorizing improvements, the cost of which might be assessed against Buyer or any real property, is pending or contemplated.

                  (k) Except as disclosed in Paragraph 3.7 of the Disclosure Letter, the real property is not located within a special flood hazard area as documented in the "Department of Housing and Urban Development, Federal Insurance Administration Special Flood Hazard Area Maps."

      3.8. Company Reports; Financial Statements. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission ( the "SEC") with respect to all periods commencing on or after January 1, 1992 (collectively, the "Company Reports"), all of which, when filed, complied in all material respects with all applicable requirements of the Securities Act of 1933 and the Exchange Act and the rules and regulations thereunder. Accurate and complete copies of the Company Reports heretofore have been made available to Buyer. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date, and each of the consolidated statements of income, of changes in shareholder equity and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not, individually or in the aggregate, have a Material Adverse Effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein (such balance sheets, income statements and statements of change in financial condition, being referred to herein collectively as the "Financial Statements").

      3.9. Absence of Undisclosed Liabilities. Except as set forth in Paragraph
3.9 of the Disclosure Letter, the Company has no material liabilities or obligations except for (i) those reflected or reserved against (which reserves are adequate) in the Financial Statements, (ii) those incurred, consistent with past business practices, reasonably and in the ordinary course of its business, since the last audited date of the Financial Statements (the "Financial Statement Date") and (iii) those which are specifically disclosed in this Agreement or in the Disclosure Letter. There is no reasonable basis for the assertion against the Company as of the Financial Statement Date of any material liability not reflected or reserved against in the Company's balance sheet as of such date or as disclosed by this Agreement or in the Disclosure Letter.

      3.10.  Certain Tax Matters.

                  (a) For any period ending on the date of or before the Effective Time, the Company has duly and timely filed or will file all federal, state, and local tax returns, declarations, and reports, estimates, information returns and statements (collectively, "Returns") required to be filed or sent by it or on its behalf and all such Returns are or will be true, correct and complete, true, correct and complete copies of which Returns have been delivered to Buyer prior to the date hereof. The Company has paid in full all Taxes (as hereinafter defined) and any penalties entered with respect thereto, due and payable for any period ending on or before the Effective Time. All Taxes have been paid, withheld, or reserved for or, to the extent that they relate to periods on or prior to the Financial Statement Date, are reflected as a liability on the Financial Statements. For these purposes, "Taxes" means all federal, state, territorial, local, foreign and other net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license lease, service, use, withholding, payroll, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges of any kind whatever imposed or collected by any governmental entity or political subdivision thereof.

                  (b) The Company's federal income tax liabilities, if any, have never been audited by the Internal Revenue Service and have been satisfied for all taxable years up to and including the taxable year ended December 31, 1997.

                  (c) There are no Liens for Taxes upon any of the Company's assets, except Permitted Liens (provided that adequate reserves have been provided therefor and are reflected in the Financial Statements) and no event has occurred which with the passage of time or the giving of notice, or both, could result in a Lien (other than Permitted Liens) for Taxes on any of the Company's assets.

                  (d) Except as set forth in Paragraph 3.10 of the Disclosure Letter, no deficiency for any Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full.

                  (e) No waiver or comparable consent given by the Company regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor, is any request for any such waiver or consent pending. Except as set forth in Paragraph 3.10 of the Disclosure Letter hereof (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no federal, state, local or foreign audit or other administrative proceeding, inquiry or investigation or court proceeding is presently pending or, to the best of the Company's knowledge, contemplated with regard to any Taxes or Returns.

                  (f) The Company has not requested any extension of time within which to file any Return, which Return has not since been filed.

                  (g) The Company is not a United States real property holding corporation and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during any period specified in
Section 897(c)(1)(A)(ii) of the Code.

                  (h) The Company is not a party to any agreement providing for the allocation or sharing of Taxes.

                  (i) The Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code for any period ending after the Effective Time by reason of a change in its accounting method or otherwise.

                  (j) None of the assets of the Company is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

                  (k) The Company is not a party to any venture, partnership, contract or arrangement under which it could be treated as a partner, for federal income tax purposes.

                  (l) The Company has no permanent establishment located in any tax jurisdiction other than the United States and is not liable for the payment of taxes levied by any such jurisdiction located outside the United States.

                  (m) The Company is not currently and has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

                  (n) The Company has not participated in (and shall not participate in) an international boycott within the meaning of Section 999 of the Code.

      3.11. Litigation; Compliance with Laws. Except as set forth in Paragraph
3.11 of the Disclosure Letter, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental or other investigation pending or, to the Company's knowledge, threatened, against or affecting the Company, whether or not covered by insurance; nor does there exist any failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to the Company, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against the Company which might have a Material Adverse Effect, or have a material adverse effect on Buyer's purchase or ownership of the Shares. The Company has obtained all permits, licenses, zoning variances, approvals, and other authorization (collectively "Permits") necessary for the operation of its business as presently operated. There have been no illegal kickbacks, bribes or political contributions made by the Company.

      3.12. Employee Benefits. Paragraph 3.12 of the Disclosure Letter lists all deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance and retirement plans, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans or arrangement maintained by the Company (including health, life insurance and other benefit plans maintained for retirees). Said plans, including but not limited to all plans or programs that constitute "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are sometimes collectively referred to in this section as "Benefit Plans." Access to true and complete copies of all Benefit Plans, including any insurance contracts under which benefits are provided, as currently in effect has been provided to Buyer. Buyer has also been provided with access to a true and complete copy of the summary plan description, if any was required by ERISA to be prepared and distributed to participants, for each Benefit Plan. Except as set forth in Paragraph 3.12 of the Disclosure Letter :

                  (a) Except as set forth in Paragraph 3.12 of the Disclosure Letter, the Company has no affiliates and has not at any time been a party to or had any obligation under any pension plan or welfare benefit plan that is a "Multiemployer Plan" within the meaning of section 4001(a)(3) of ERISA. With respect to each such Multiemployer Plan identified in said Paragraph 3.12: neither the Company nor any affiliate has incurred any withdrawal liability, failed to make any required contributions when due, or given or received any notice of withdrawal or alleged withdrawal, or of any intention to assert any withdrawal liability; there has been no complete or partial withdrawal; there has been no material change in contribution or contribution base units; and, if there were any complete or partial withdrawal by the Company or any affiliate, as of the date of the Effective Time, there would be no liability or obligation imposed on or incurred by the Company or any affiliate. Paragraph 3.12 of the Disclosure Letter sets forth, with respect to each multi-employer plan, for the 1997 plan year, the amount of any payment made and the amount of any payment to be made or which is due; the number of contribution base units for which the Company has an obligation to contribute; and any conditions to such contribution.

                  (b) Each Benefit Plan that provides medical benefits has been operated in compliance with all requirements of sections 601 through 608 of ERISA and either (i) sections 162(i)(2) and (k) of the Internal Revenue Code of 1986 as amended (the "Code") and regulations thereunder (prior to 1989) or (ii)
section 4980B of the Code and regulations thereunder (after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

                  (c) Paragraph 3.12 of the Disclosure Letter discloses, and separately indicates, each plan, fund or program maintained by the Company that provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits. A copy of any written description of post-retirement welfare benefits that has been provided to employees has been furnished to Buyer. A copy of each plan document, insurance contract or other written instrument providing for post-retirement welfare benefits has been provided to Buyer, together with a description of any advance funding arrangement that has been established to fund post-retirement welfare benefits.

                  (d) All contributions to, and payment from the Benefit Plan which may have been required to be made in accordance with the Benefit Plans and, when applicable, section 302 of ERISA or section 412 of the Code, have been timely made. All such contributions to the Benefit Plans, and all payments under the Benefit Plans, except those to form a trust qualified under section 401(a) of the Code, for any period ending before the Effective Time that are not yet, but will be, required to be made are properly accrued and reflected on the Financial Statements or are disclosed on Paragraph 3.12 of the Disclosure Letter. Except as disclosed on Paragraph 3.12 of the Disclosure Letter, the Company has funded or will fund each Benefit Plan in accordance with its terms through the Effective Time, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the Effective Time. Neither Company nor any affiliate has sponsored, maintained or contributed to any defined benefit pension plan.

                  (e) Except for amendments to the written documents governing the ESOP to comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act ("USERRA") and Small Business Job Protection Act ("SBJPA"), each Benefit Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under ERISA and the Code. The Company has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 or 5500C and 5500R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. Each of the Benefits Plans has been administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

                  (f) No "prohibited transaction," as defined in section 406 of ERISA and section 4975 of the Code, has occurred in respect of any Benefit Plan which could give rise to any material liability or tax under ERISA or the Code on the part of the Company, and no civil or criminal action brought pursuant to part 5 of Title I of ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

                  (g) Except as disclosed in Paragraph 3.12 of the Disclosure Letter, all of the Benefit Plans which are pension benefit plans have received determination letters from the IRS to the effect that such plans are qualified and exempt from federal income taxes under sections 401(a) and 501(a), respectively, of the Code, as amended through December 31, 1984; and no determination letter with respect to any Benefit Plan has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor to the knowledge of the Company has any Benefit Plan been amended since the date of its most recent determination letter or application therefor in any request which would adversely affect its qualification or materially increase its cost and no Benefit Plan has been amended in a manner that would require security to be provided in accordance with section 401(a)(29) of the Code.

                  (h) There have been no statements or communications made or materials provided to any employee or former employee of the Company by any person (including any affiliate or any employee, officer or director of any affiliate) which provide for or could be construed as a contract or promise by the Company or any affiliate to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits under Benefit Plans set forth in Paragraph 3.12 of the Disclosure Letter or otherwise disclosed in Paragraph 3.12 of the Disclosure Letter, nor under the form of employment contracts.

      3.13. Insurance. All inventories, machinery, equipment, buildings, improvements, and other tangible assets owned or leased by the Company are, and between the date hereof and the Effective

Time will be, insured against fire and casualty under the policies and in the amounts and types of coverage set forth in Paragraph 3.13 of the Disclosure Letter and such policies are, and between the date hereof and the Effective Time will be, outstanding and duly in force and the premiums thereon fully paid when and as the same are due and payable. Paragraph 3.13 of the Disclosure Letter is a true and correct Schedule of all policies of fire, liability, and other forms of insurance, excluding the Benefit Plans listed in Paragraph 3.12 of the Disclosure Letter, pursuant to which the Company or any of its assets are insured (whether or not held by the Company) or with respect to which the Company directly or indirectly pays all or part of the premium.

      3.14. Proprietary Rights. The Company owns, possesses, or lawfully uses all patents, patent applications, trademarks, trade applications, service marks, trade names, franchises, permits, copyrights, and similar intangible rights used in its business (collectively, the "Patents and Trademarks"), each of which is listed in Paragraph 3.14 of the Disclosure Letter, and those Patents and Trademarks designated on Paragraph 3.14 of the Disclosure Letter are owned exclusively by the Company, are valid and enforceable, and none infringe (nor has any claim been made that there is any such infringement) the patents, trademarks, service marks, trade names, copyrights or similar intangible rights of others. Such franchises, licenses, permits, easements, rights and other authorizations will not be adversely affected by the transaction contemplated by this Agreement. The Company does not know of any claim or reasonable basis for any claim that the Company is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect, of any patent, trademark, service mark, trade name, copyright, license, franchise, permit, or other intangible right. Except as set forth in Paragraph 3.14 of the Disclosure Letter, the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, trade name, copyright, or other intangible asset with respect to the use thereof, in connection with the conduct of its business, or otherwise.

      3.15. Labor Disputes. Except as set forth in Paragraph 3.15 of the Disclosure Letter, the Company is not a party to any contract or other agreement with any labor union and the Company is not experiencing or the subject of or threatened by, any union organization campaign or any strike, slowdown, picketing, work stoppage, or other labor disturbance by any labor union or group of employees.

      3.16. Contracts. Listed in Paragraph 3.16 of the Disclosure Letter are all contracts to which the Company is a party ("Contracts") and which fall into the following categories:

            3.16.1. Contracts, separately or in aggregate, with any third party, involving an amount in excess of $10,000;

            3.16.2. Contracts for the purchase of goods from the Company;

            3.16.3. Contracts for the purchase by the Company of materials and supplies; or

            3.16.4. Contracts with distributors, dealers, manufacturer's representatives, sales agencies, other commissioned sales representatives of the Company, or any advertising Contracts.

All such Contracts in the above categories have been made in the ordinary course of business. Except for the Contracts listed in Paragraph 3.16 of the Disclosure Letter, the Company is not party to (a) any Contract not made in the ordinary course of business; (b) any Contract that cannot be terminated within 10 days after giving notice of termination without resulting in any material cost or penalty to the Company; or (c) any (i) Contract with any labor union, (ii) Contract for the employment of any officer or individual employee, (iii) profit sharing, bonus, commission, stock option, pension, vacation pay, employee's insurance, retirement plan or agreement, or other welfare plans or agreements,
(iv) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on its assets, (v) lease or agreement under which it is lessee of or holds or operates any material property, real or personal, owned by any other party, (vi) agreement containing any provision or covenant prohibiting or limiting the ability of the Company or Buyer to operate the Business in the manner currently operated by the Company or, (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any material property, real or personal, owned by it. The Company has delivered to Buyer prior to the execution of this Agreement, true and complete copies of such Contracts. The Company and each other party to any of the aforesaid agreements has in all material respects performed all the material obligations required to be performed by it to date and is not in default under any such Contract. All Contracts are legal, valid and binding and in full force and effect, and, to the best knowledge of the Company, no other party thereto is in default thereunder. The Company is not a party to any Contracts, including agreements not to compete, which could restrict or prohibit Buyer's operations or Buyer's ability to expand its business in any manner. The consummation of the transactions contemplated hereby will not affect the validity or enforceability of any of the Contracts, will not constitute a default under any of the Contracts and will not give rise to any right to terminate such Contracts under any provisions thereof. The Company will take such steps as may be necessary or proper to renew or revalidate any such Contracts and Permits, which may become void, expired, terminated, canceled, or withdrawn between the date hereof and the Effective Time.

      3.17. Minute Books. The minute books of the Company, as previously made available to Buyer and its representatives (and as updated to reflect all matters and transactions involving the Company, other than this Agreement and the transactions contemplated hereby), contain, in all material respects, accurate and complete records of all meetings of and corporate actions or written consents by the shareholders and Boards of Directors of the Company through the date hereof. The Company has previously delivered to Buyer an accurate and complete copy of resolutions of the Company's board of directors approving this Agreement, the Merger and the transactions contemplated hereby, and submitting this Agreement, the Merger and the transactions contemplated hereby to the shareholders of the Company, along with their recommendation that the shareholders of the Company approve the Merger.

      3.18. Product Liability Claims. The Company has delivered to Buyer a narrative of unresolved incidents, events and claims under all policies of product liability insurance relating to the Company. The Company is an insured under all policies of insurance relating to product liability listed in Paragraph 3.18 of the Disclosure Letter for and against covered claims for product liability based on events occurring prior to the Effective Time, which insurance coverage will continue in effect after the Effective Time. The above-described coverage is adequate considering the Company's claims history and the industry taken as a whole.

      3.19. Fairness Opinion. Valuation & Financial Strategies LLC ("VFS") has delivered to the Board of Directors of the Company, and not withdrawn or modified in any material respect, its opinion that the Merger Consideration is fair to the holders of Common Stock from a financial point of view, subject to the qualifications and assumptions set forth in such opinion.

      3.20. Bank Accounts. Paragraph 3.20 of the Disclosure Letter hereto lists the names and addresses of every bank and other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

      3.21. No Changes. Since the Financial Statement Date, and except as disclosed in Paragraph 3.21 of the Disclosure Letter, there has not been:

            3.21.1. Any materially adverse change in the financial or other condition, assets, liabilities or business of the Company;

            3.21.2. Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the business, prospects or any property of the Company;

            3.21.3. Any strike, lockout, labor trouble or any event or condition of similar character adversely affecting the business or prospects of the Company;

            3.21.4. Any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's shares of stock, or any direct or indirect redemption, purchase or other acquisition of any such shares (except as may be required under the terms of the ESOP); or

            3.21.5. Any increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, other than salary reviews and increases taking effect between January 1, 1998 and April 30, 1998, all of which were consistent with the Company's past practices.

            3.21.6. Any change by the Company in accounting principles, practices or methods;

            3.21.7. Any split, combination, reclassification, redemption, purchase or other acquisition of any capital stock or other securities of the Company; or any grant, or modification of any provision of any outstanding Stock Right.

      3.22. Compensation Arrangements. The Company has delivered to Buyer a correct list showing the names (except for persons specifically excluded from such list as stated thereon) and the employment commencement date of all officers, employees and independent contractors performing services for the Company in connection with its business and the rate of hourly, monthly or annual compensation (as the case may be). Buyer has been provided access to records reflecting amounts paid or to be paid to each such person in 1995, 1996 and 1997, any accrued sick leave or vacation and any bonus or similar arrangement with any of them. Except as set forth in Paragraph 3.22 of the

Disclosure Letter, with respect to each employment, consulting, or independent contractor agreement or arrangement between the Company and any other person;
(i) the Company is not obligated to pay any severance pay; (ii) no payments under such agreement would be "parachute payments", within the meaning of section 280G of the Code; (iii) no person is entitled to retiree health benefits that have not been reflected on the Company's financial statements; (iv) no person is entitled to any deferred compensation except for any benefit under a tax-qualified retirement plan under Section 401(a) of the Code; and (v) there is no other liability for any post-employment compensation or benefits. There are no unresolved claims or disputes with respect to any person's compensation or benefits, whether or not already paid.

      3.23. Copies of Articles and Bylaws. The Company's Certificate of Incorporation (certified by the Secretary of State of the jurisdiction of incorporation) and Bylaws (certified by the Secretary of the Company) to which Buyer has been provided copies, are correct and remain in effect on the date of this Agreement. There are no other material books and records of Company to which Buyer has not been provided access.

      3.24. Condition of Tangible Assets. Except as set forth in Paragraph 3.24 of the Disclosure Letter, all of the assets of the Company, including the real property, are in good operating condition as necessary for the operation of the business of the Company, and the operation and use of such property in the Company's business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

      3.25. Accounts Receivable. Except to the extent of the reserve for bad debts shown on the consolidated balance sheet of the Company as of the Financial Statement Date, all of the accounts receivable of the Company constitute valid receivables, have been incurred in the ordinary course of business, are fully collectible in the stated amount, subject to the term of payment as shall have been agreed upon between Company and each customer and as have been disclosed by the Company to Buyer (which terms are in no case greater than 30 days), and are not subject to any set-off or counterclaim. No part of such accounts receivable is contingent upon performance by the Company of any obligation and no agreements for deductions or discounts have been made with respect to any part of such receivables.

      3.26. Hazardous Substances. Except as listed in Paragraph 3.26 of the Disclosure Letter: (i) none of the assets of the Company has been used for the manufacture, storage, transportation, deposit, disposal, treatment, handling, production, processing or recycling of toxic, dangerous or hazardous substances nor is there any tank or facility for the storage of hazardous substances located on or in the assets of the Company; (ii) there are no asbestos materials on or in the assets of the Company creating, or likely to create, a hazardous condition; (iii) there is not now nor has there been any activity on or in the assets of the Company which would subject the Company or the Surviving Corporation to liens, damages, penalties, injunctive relief or cleanup costs under any federal, state or local law, or under any civil action respecting hazardous substances; (iv) the Company has complied with each, and is not in violation of any, federal, state or local law, statute, regulation, permit, provision or ordinance, relating to the generation, handling, storage, transportation, treatment or disposal of hazardous substances (the "Environmental Laws"); and (v) the Company has obtained and complied with all necessary permits and other approvals, including interim status under the Reserve

Conservation and Recovery Act, as amended ("RCRA"), necessary to store, treat, dispose of and otherwise handle hazardous wastes and hazardous substances. No portion of the assets of the Company constitutes any of the following "environmentally sensitive areas": (1) a wetland or other "water of the United States" for purposes of Section 404 of the Federal Clean Water Act, 33 U.S.C.
Section 1344, or any similar area regulated under any state law; (2) a 100-year floodplain; or (3) a portion of the coastal zone for purposes of the federal Coastal Zone Management Act, 16 U.S.C. Sections 1451-1464. The assets of the Company are free from the presence of unacceptable levels of radon gas or the presence of the radioactive decay products of radon. A "hazardous substance" shall mean that term as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, and dangerous, regulated toxic or hazardous substances, including without limitation, petroleum products, or similar terms under any other applicable state, federal or local law and any regulations thereunder.

      3.27. Inventory. Except as set forth in Paragraph 3.27 of the Disclosure Letter, all items of inventory are of a quality usable or salable in the ordinary course of business within one (1) year from the date hereof. The value at which the inventory is carried on the books and records of the Company reflects the normal inventory valuation policy utilized by Company and is in accordance with generally accepted accounting principles, consistently applied, and is stated at the lower of cost or market. The Company does not hold any items of inventory on consignment or have title to any items of inventory in the possession of others.

      3.28. Relationship With Customers and Suppliers. Paragraph 3.28 of the Disclosure Letter contains an accurate list of the Company's ten (10) largest customers by dollar volume. None of such customers has given the Company notice terminating, canceling or threatening to terminate or cancel any contract or relationship with the Company and The Company is not aware of any material deterioration of any such relationship. None of the Company's suppliers for the past two fiscal years has given the Company notice terminating, canceling or threatening to terminate or cancel any contract or relationship with the Company and The Company is not aware of any material deterioration of any such relationship.

      3.29. Transactions with Affiliates. No employee or affiliate of the Company, nor any officer or director of the Company or any affiliate thereof,
(i) owns or has a material interest in any asset used by the Company in the operation of the business of the Company, (ii) has any direct or indirect interest of any nature whatsoever in any person which markets or provides the same type of services as those which Buyer will provide by purchasing the business of the Company, (iii) provides or causes to be provided any assets, services or facilities used or held for use in connection with the business of the Company.

      3.30. Capital Expenditures. Except as set forth in Paragraph 3.30 of the Disclosure Letter, no capital expenditures are required in connection with the business of the Company or the assets owned by the Company in order for the Company to operate the business of the Company in the manner in which it is currently being operated.

      3.31. Discontinued Operations. Except as set forth in Paragraph 3.31 of the Disclosure Letter, the Company has terminated and disposed of all facilities and/or operations formerly owned and/or conducted in any foreign country, including without limitation Mexico and Canada (the "Former Foreign Operations") and currently conducts its operations solely at and from its facilities in Avon, Connecticut. The Company terminated the Former Foreign Operations in compliance with all applicable foreign laws, statutes, rules and regulations, obtained in connection therewith all required approvals, permits and authorities, and does not have any unsatisfied liability or obligation of any nature in connection with any such Former Foreign Operations.

      3.32. Veracity of Statements. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate, Schedule or other instrument furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact.


                                     ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF BUYER AND CRAMER

            Buyer and Cramer, jointly and severally, hereby represent and warrant to the Company as follows:

      4.1. Power and Authority. Each of Buyer and Cramer has full power and authority to enter into this Agreement and the Collateral Documents to which each is a party and to perform all of each's covenants and undertakings herein and therein set forth; the execution and delivery of this Agreement and the Collateral Documents to which Buyer and/or Cramer is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Buyer and Cramer; and each of this Agreement and the Collateral Documents to which Buyer and/or Cramer is a party is a valid and binding obligation of Buyer and/or Cramer, enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally.

      4.2. Conflict With Authority, Bylaws, etc. Neither the execution and delivery of this Agreement and the Collateral Documents to which Buyer and/or Cramer is a party, nor the consummation of the transactions contemplated hereby and thereby in the manner herein provided will violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of the Articles or Certificate of Incorporation or Bylaws of Buyer or Cramer, any lease, license, permit, authorization, or approval applicable to Buyer or Cramer; or violate any provision of law, rule, regulation, order, or permit to which Buyer or Cramer is subject.

      4.3. Acquisition of Shares for Investment. Buyer will be acquiring ownership of the Company for investment for its own account and not with a view to the resale or distribution of any Company securities in violation of any federal or state securities laws.

      4.4. Governmental Filings; No Violations. Other than Regulatory Filings, no notices, reports or other filings are required to be made by Buyer or Cramer with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer or Cramer from, any governmental and regulatory authorities of the United States or the several States in connection with the execution and delivery of this Agreement and Collateral Documents by Buyer and Cramer and the consummation of the transactions contemplated hereby by Buyer and Cramer.

      4.5. Brokers and Finders. Neither Buyer nor Cramer, nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

      4.6. Proxy Statement. None of the information supplied in writing by Buyer or any subsidiary of Buyer specifically for inclusion in the Proxy Statement (as defined in Section 5.3), including all amendments and supplements thereto, shall, in the case of the Proxy Statement, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the meeting of shareholders to vote on the matters covered thereby, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.


                                     ARTICLE 5

                    ACTIVITIES PRIOR TO CLOSING BY THE COMPANY

      5.1. Operation of Business. Prior to the Effective Time, the Company shall conduct its business only in the ordinary course and in connection therewith and, to the extent consistent therewith, the Company shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates. Except as set forth in Paragraph 5.1 of the Disclosure Letter, the Company shall:

            5.1.1. Organizational Documents. Not amend its Certificate of Incorporation or Bylaws, except as may be necessary to carry out this Agreement or as required by law;

            5.1.2. Corporate Name. Not change its corporate name or permit the use thereof by any other person or entity;

            5.1.3. Compensation, Bonuses. Not pay or agree to pay to any employee, officer, or director of the Company, without the consent of Buyer, compensation that is in excess of the current compensation level of such employee, officer, or director;

            5.1.4. Management. Not make any changes in the Company's management without the consent of Buyer;

            5.1.5. Mergers, Etc. Not merge or consolidate the Company with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity except pursuant to Section 5.2;

            5.1.6. Disposition of Assets. Not sell, transfer, or otherwise dispose of any assets of the Company without the prior written consent of Buyer, except in the ordinary course of business or pursuant to Sections 5.2 and 5.10;

            5.1.7. Indebtedness. Not create, incur, assume, or guarantee any indebtedness for money borrowed arising out of or in connection with the Company's business except in the ordinary course of business; create or suffer to exist any Lien on any of the Company's assets, except those in existence on the date hereof; or increase the amount of any indebtedness outstanding under any loan agreement, mortgage, or other borrowing arrangement in existence on the date hereof arising out of or in connection with the Company's business;

            5.1.8. Payables. Pay when due, in accordance with past practices, all of its accounts payable and trade obligations;

            5.1.9. Inventory. Maintain reasonable levels of inventory in accordance with past practice;

            5.1.10. Maintenance of Assets. Maintain its facilities, assets, and properties in good operating repair, order, and condition, reasonable wear and tear excepted, and notify Buyer immediately upon any loss of, damage to, or destruction of any of the Company's assets;

            5.1.11. Insurance. Maintain in full force and effect insurance coverage of the types and in the amounts set forth in Paragraphs 3.13 and 3.18 of the Disclosure Letter and apply the proceeds received under any insurance policy or as a result of any loss or destruction of or damage to any of the Company's assets to the repair or replacement of such assets;

            5.1.12. Contracts and Permits. Maintain in full force and effect all Contracts and Permits necessary for or related to the operation of the Company's business in all material respects and in all places as such business is now conducted and renew or revalidate any Permits which may become void, expired, terminated, canceled or withdrawn between the date hereof and the Effective Time;

            5.1.13. Litigation, etc. Promptly advise Buyer in writing of the commencement of, and of any known threat to commence any, suit, claim, action, arbitration, legal or administrative proceeding, governmental investigation, or tax audit against it; and

            5.1.14. Dividends or Other Distributions. Not declare, set aside or pay any dividend or other distribution in respect of its shares of capital stock, or redeem, purchase or otherwise acquire any such shares of capital stock, except for repurchases of securities from former participants of the ESOP and to comply with the diversification exclusions under the applicable provisions of the ESOP and the Code; and

            5.1.15. Capital Stock. Not issue sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or split, combine or reclassify the outstanding Share.

      5.2. Acquisition Proposals. Neither the Company nor any of its officers and directors shall, and the Company will cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company) not to, directly or indirectly, encourage, initiate or solicit any inquiries or the making of any proposal with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, the Company (an "Acquisition Proposal") or, except to the extent required for the discharge by the Board of Directors of its fiduciary duties as advised by counsel in writing, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise assist or facilitate any effort or attempt by any person or entity (other than Buyer, or their officers, directors, representatives, agents, affiliates or associates) to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will notify Buyer promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Company, such notice to include the material terms communicated to the Company.

      5.3. Meetings of the Company's Shareholders. If required to consummate the Merger, the Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary requirements of applicable law as advised by counsel in writing, the Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval. The Company hereby represents, warrants and covenants that the proxy or information statement with respect to such meeting of shareholders (the "Proxy Statement"), at the date thereof and at the date of such meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning Buyer and Cramer furnished to the Company by Buyer specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made by the Company, without consultation with Buyer and its counsel.

      5.4.  Filings; Other Action.

                  (a) Subject to the terms and conditions herein provided, the Company and Buyer shall: (a) promptly make their respective filings and thereafter make any other required submissions under any Regulatory Filings with respect to the Merger; and (b) use their best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

                  (b) Unless an exemption shall be expressly applicable to the Company, or unless Buyer agree otherwise in writing, the Company will file with the SEC all reports required to be filed by it pursuant to the rules and regulations of the SEC. Such reports and other information shall comply in all material respects with all of the requirements of the SEC rules and regulations and, when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer and its counsel, shall be given an opportunity to review such filings prior to their being filed with the SEC.

                  (c) Prior to Closing, the Company agrees to deliver to Buyer the financial statements of the Company which are required to be filed by Buyer pursuant to Item 3-05 of Regulation S-X promulgated under the Exchange Act. Such financial statements shall be accompanied by an unqualified opinion of the Company's auditors, together with a consent of such auditors complying in with Rule 436 under the Securities Act of 1933 permitting Buyer to file such opinion with Buyer's Form 8-K under the Exchange Act.

      5.5. Access to Information. As promptly as practical after the end of each calendar month, the Company will deliver to Buyer a copy of The Company's balance sheet and income and loss statements for each calendar month (the "Monthly Statements"). Prior to the Effective Time, The Company will cooperate fully with Buyer and shall provide Buyer and its accountants, counsel, and other representatives, during normal business hours, full access to the books, records, equipment, real estate, contracts, and other assets of the Company, and full opportunity to discuss the Company's business, affairs, and assets with its officers, employees, customers, suppliers and independent accountants, and furnish to Buyer and its representatives copies of such documents, records, and information with respect to the affairs of the Company as Buyer or its representatives may reasonably request. In addition to the foregoing right of access and information, Buyer may designate on-site observers of the business and operations of the Company, which observers shall be permitted such access to the Company's business and operations as Buyer may reasonably request and shall be fully informed by it concerning all of its assets, operation, and business affairs at such observer's reasonable request for due diligence purposes.

      5.6. Best Efforts. Subject to the other provisions of this Agreement, The Company will use its best efforts to cause the conditions listed in Section 7.1 hereof to be satisfied on the Effective Time.

      5.7. Benefit Plans. Between the date hereof and the Effective Time, the Company shall maintain in full force and effect the Benefit Plans as they pertain to the Company's employees or former employees and, in connection therewith, except as set forth in Paragraph 5.7 of the Disclosure Letter:

                  5.7.1. Plan Changes. Except as may be required by law or as may be necessary to continue the qualified status under Section 401 of the Code or as required by Section 5.10 hereof, the Company shall not adopt, terminate, amend, extend, or otherwise change any Benefit Plan without the prior written consent of Buyer, and the Company shall give Buyer prior written notice of the Company's intention to take any such action required by law or necessary to continue the qualified status of any Benefit Plans as they pertain to the Company's employees or its former employees; and

                  5.7.2. Contributions and Payments. The Company shall not make, cause to be made, or agree to make any contribution, award, or payment under any Benefit Plans as they pertain to the Company's employees or former employees, except at the time and to the extent required by the written terms thereof, or as required under Section 5.10 hereof, without the prior written consent of Buyer.

      5.8. Notice of Change. The Company will promptly notify Buyer of the existence or happening of any fact, event or occurrence prior to the Effective Time and of which the Company or any of the Company's employees, officers, directors, stockholders, or other representatives has knowledge which may alter the accuracy of completeness of any representation or warranty contained in
Article 3 of this Agreement.

      5.9. Publicity. The initial press release relating to the transactions contemplated hereby shall be a joint press release and thereafter the Company and Buyer shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency. The parties hereto shall not issue any such press release or make any such public statement or filing prior to such consultation, except as may be required by law.

      5.10.  Rhodes ESOP.

            (a) The Company maintains the M.H. Rhodes Company, Inc. Employee Stock Ownership Plan ("the ESOP"). The ESOP owns 93,155 Shares (the "ESOP Shares"). As of December 31, 1997, 83,916.53 of the ESOP Shares have been allocated to ESOP participants' accounts. The balance of the ESOP Shares are unallocated and held in the Unallocated Stock Account (as defined in the ESOP). At the Effective Time, the ESOP Shares shall be converted into the right to receive cash, as further set forth in Section 2.1(a).

            (b) Prior to the Effective Time, the Company and the Trustee of the Trust (the "ESOT") established under the ESOP will execute an Amended and Restated Replacement Promissory Note dated as of January 1, 1998 (the "Replacement ESOT Note") reducing the principal balance of the Promissory Note dated December 19, 1985 (the "1985 ESOT Note") from the ESOT to the Company to $188,000 and changing the maturity date of the 1985 ESOT Note to December 31, 1998. Prior to the Effective Time, the Company shall continue to pay (or accrue) contributions to the ESOT to enable the ESOT to make the required monthly payments under the Replacement Promissory Note. If not sooner paid, immediately preceding the Effective Time, the Company shall contribute to the ESOP for the 1997 and/or 1998 plan years an amount sufficient to enable the ESOT to pay the outstanding balance on the Replacement ESOT Note in full if, but only if, Buyer and the Company conclude that such contribution (the "Tentative Contribution") will be fully tax deductible under Section 404 of the Code for the year or years with respect to which such contribution is made, and that the allocation of such contribution to ESOP participants' accounts will not violate the limitations of
Section 415 of the Code for such year or years. If the Tentative Contribution can be and is made without violating such limitations, the Company will terminate the ESOP as of the Effective Time. If the Tentative Contribution can not be made without violating one or both of such limitations, the ESOP shall not be terminated and shall remain in effect after the Effective Time. In that event, Buyer shall thereafter make such contributions to the ESOT in the maximum amount permitted by law as shall allow Buyer to cause the ESOP to be terminated as soon following the Effective Time as is permissible under the terms of the ESOP Loan and practicable without violating the limits of Sections 404 and 415.


                                     ARTICLE 6

                       ACTIVITIES PRIOR TO CLOSING BY BUYER

      6.1. Best Efforts. Subject to the other conditions of this Agreement, Buyer will use its best efforts to cause the conditions listed in Section 7.2 hereof to be satisfied on the Effective Time.

      6.2. Access to Information. Buyer shall provide The Company with information concerning Buyer's financing arrangements as well as other information reasonably requested by The Company regarding Buyer's ability to consummate the transactions contemplated herein, as may be. The Company shall not disclose any such information to any other person or entity without the prior written consent of Buyer.

      6.3. Confidentiality. Except as otherwise required by law, or as may be necessary or appropriate to enforce Buyer's rights hereunder, Buyer shall retain in confidence, and shall cause its advisors to retain in confidence, all information obtained by it pursuant to investigations made by Buyer or its advisors pursuant to Section 5.5 hereof (the "Confidential Information"). The parties agree that the Confidential Information shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by Buyer or its advisors, (ii) was or becomes available to Buyer or its advisors on a non-confidential basis from a source other than the Company or the Company's representatives, provided that such source is not bound by a confidentiality agreement or (iii) was, or in the future is, developed independently by Buyer or its advisors without reference to the information furnished by the Company or the Company's representatives. The parties understand and agree that all of the Confidential Information supplied to Buyer or its advisors is provided on the understanding that such Confidential Information remains the property of the Company and that all copies and originals will be returned to the Company promptly upon its request after termination of this Agreement pursuant to Article 14 hereof. This Section 6.3 shall terminate upon consummation of the transaction contemplated hereby.

      6.4. Purchase or Sale of Shares. Neither Buyer nor Cramer or any affiliate of either thereof shall make any open market purchase or sale of Shares or privately negotiate a purchase or sale of Shares, or, except as contemplated by this Agreement, otherwise in any manner agree or make any proposal to acquire or dispose of, directly or indirectly, any Shares.


                                     ARTICLE 7

                          CONDITIONS PRECEDENT TO CLOSING

      7.1. Conditions to Obligation of Buyer to Close. The obligation of Buyer to consummate the transaction contemplated under this Agreement on the Effective Time shall be subject to the satisfaction or the waiver by Buyer of the following conditions on or prior to the Effective Time:

            7.1.1. Representations and Warranties; Compliance with Agreement. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, the Company shall have performed all covenants and agreements to be performed by them under this Agreement on or prior to the Effective Time and the Company shall have delivered to the Buyer a certificate to such effect, dated the Effective Time, which certificate shall be in form and substance satisfactory to Buyer and its counsel, it being agreed that inaccuracies in or omissions from any representation or warranty of the Company (including any such inaccuracies or omissions resulting from matters occurring or discovered between the execution of this Agreement and the Effective Time), excluding the representations and warranties contained in Section 3.26 hereof, shall be deemed to be material only if such inaccuracies and omissions, in aggregate, have resulted in or are reasonably likely to result in loss, damage, liability and related expense of defense and remedy to the Company of more than $50,000;

            7.1.2. Opinion of Counsel for the Company. Messrs. Pepe & Hazard LLP, counsel for the Company, shall have delivered to Buyer their favorable opinion, dated as of the Effective Time and in the form set forth in Exhibit C;

            7.1.3. Litigation Affecting Closing. At the Effective Time, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened;

            7.1.4. Required Consents and Regulatory Approvals. The parties (other than the Company) to any other contract, commitment or agreement to which the Company is a party, any governmental agency or body or any other person, firm or corporation which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business or operations of the Company, and any governmental body or regulatory agency having jurisdiction over Buyer or the Company, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transaction contemplated hereby in the manner herein provided, shall have granted such consent or approval, which shall include all Consents.

            7.1.5. No Material Damage to Business. The assets, properties and business of the Company shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God; and

            7.1.6. Approval of Buyer; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by Buyer, in the exercise of its reasonable judgment, and Buyer or its counsel shall have been furnished with certified copies, satisfactory in form and substance to Buyer in the exercise of its reasonable judgment, of all such corporate records of the Company, and of the proceedings of such persons authorizing the execution, delivery and performance of this Agreement as Buyer shall reasonably require.

            7.1.7. Shareholder Approval. This Agreement shall have been duly approved by the holders of 60% of the outstanding Shares in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.

            7.1.8. Dissenter's Rights. Dissenting Shareholders shall hold not more than seven and one-half percent (7.5%) of the Shares.

            7.1.9.  Environmental Issues.

                  (a) The expenses reasonably anticipated to remediate the environmental matters identified on Schedule 3.26 and any other matters relating to Environmental Laws or Hazardous Substances, including any required filings with federal or state agencies (including the Connecticut Transfer Act, CHWETA Form III Filing and any investigation measures required in support thereof) in respect of which the Company and/or the Surviving Corporation may be liable shall not exceed $325,000.

                  (b) The parties agree and acknowledge that under the Connecticut Hazardous Waste Establishment Transfer Act, Conn. Gen. Stat. Sections 22a-134 et seq. ("CHWETA") the CHWETA Form III filing must be signed by a "certifying party" prior to closing, and filed with the Connecticut Department of Environmental Protection within ten days of the closing and that the Surviving Corporation shall be the CHWETA "certifying party."

            7.1.10.  Employment Agreement.

            The Company's existing employment agreement with Joseph L. Morelli ("Morelli") shall have been terminated without for the liability to the Company and the Surviving Corporation shall have entered into a new employment agreement with Morelli in the form hereto attached as Exhibit D.


      7.2. Conditions to Obligation of the Company to Close. The obligation of the Company to consummate the Merger at the Effective Time shall be subject to the satisfaction of the following conditions on or prior to the Effective Time:

            7.2.1. Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, Buyer and Cramer shall have performed all covenants and agreements to be performed by each of them under this Agreement on or prior to the Effective Time, and Buyer shall have delivered to the Company a certificate to such effect, dated the Effective Time, which certificate shall be in form and substance satisfactory to the Company and its counsel;

            7.2.2. Opinion of Counsel of Buyer. Messrs. Pepper Hamilton LLP, counsel for Buyer, shall have delivered to the Company their opinion, dated as of the Effective Time and in the form set forth in Exhibit E;

            7.2.3. Litigation Affecting Closing. On the Effective Time, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened; and

            7.2.4. Approval of the Company; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Effective Time by the Company, in the exercise of its reasonable judgment, and the Company shall have been furnished with certified copies, satisfactory in form and substance to the Company in the exercise of its reasonable judgment, of all such records of Buyer and Cramer and of the proceedings of Buyer and Cramer authorizing the execution, delivery and performance of this Agreement as the Company shall reasonably require.

            7.2.5. Shareholder Approval. This Agreement shall have been duly approved by the holders of 60% of the outstanding Shares, in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.

            7.2.6. 401K Plan. Buyer shall have caused a 401K Plan to be established for or to be extended to the Surviving Corporation employees to be effective as of the Closing.


                                    ARTICLE 8

                                 INDEMNIFICATION

      8.1.  Officers and Directors Indemnification.

            8.1.1.The Company and Cramer agree, and Buyer shall cause the Surviving Corporation to agree that all rights to indemnification and advancement of expenses by the Company now existing in favor of each present and former director and officer of the Company and each fiduciary under the Company's ESOP and other Benefit Plans (acting in their capacities as directors and/or officers of the Company, and/or as such fiduciaries, the "Indemnified Parties") as provided in the Company's Certificate of Incorporation or Bylaws, the ESOP and other Benefit Plans as in effect on the date hereof with respect to matters occurring at or prior to the Effective Time, shall, upon consummation of the Merger, continue in full force and effect at all times prior to the Effective Time and shall survive the Merger and shall continue in full force and effect until the earlier of (A) their current expiration date and (B) the date which is six (6) years from the Effective Time; provided, however, in the event any claim or claims are asserted or threatened within such period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

            8.1.2.Any Indemnified Party wishing to claim indemnification under this Section 8.1, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation fails to assume such defense or counsel for the Surviving Corporation advises that there are issues which raise conflicts of interest between the Surviving Corporation, on the one hand, and the Indemnified Parties, on the other hand, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation and shall pay all reasonable fees and expenses of one such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, in which case Purchaser need only pay for separate counsel to the extent necessary to resolve such conflict, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effectuated without its prior written consent.

            8.1.3.Notwithstanding anything contained in paragraph (b) of this
Section 8.1, the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party (w) if the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law (provided, however, that if such indemnification is limited by any law, such indemnification obligation shall continue to the maximum extent permitted under such laws, or (x) the conduct of the Indemnified Party relating to the matter for which indemnification is sought involved bad faith or willful misconduct, or
(y) with respect to actions taken by any such Indemnified Party in its individual capacity rather than in his capacity as an officer, director or fiduciary including, without limitations, with respect to any matters relating, directly or indirectly to the purchase, sale or trading of securities issued by the Company, or (z) if such Indemnified Party shall have breached its obligation to cooperate with the Surviving Corporation in the defense of any claim in respect of which indemnification is sought. Each Indemnified Party's entitlement to the indemnification provisions contained in this Section 8.1 shall be contingent on such Indemnified Party acknowledging and agreeing in writing to cooperate in the defense of any such claims in respect of which indemnification is sought from the Surviving Corporation.


                                     ARTICLE 9

                                    TERMINATION

      9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares:

            9.1.1. Termination by Mutual Consent. By the mutual consent of Buyer and the Company by action of their respective Boards of Directors.

            9.1.2. Prior to Effective Time. By the Company or Buyer if the other shall have (a) materially misstated any representation or been in material breach of any warranty contained herein or (b) been in material breach of any covenant, undertaking or restriction contained herein and such misstatement or breach has not been cured by the earlier of (i) thirty (30) days after the giving of notice to such party of such misstatement or breach or (ii) the Effective Time, and in any event such other party shall not be in breach of such other party's obligations hereunder;

            9.1.3. By Buyer. Provided that the Buyer is not in material default hereunder, by Buyer if all of the conditions precedent set forth in Section 7.1 hereof have not been met prior to July 31, 1998;

            9.1.4. By the Company. Provided that the Company is not in material default hereunder, by the Company if all of the conditions precedent set forth in Section 7.2 hereof have not been met prior to July 31, 1998; or

            9.1.5. By Either Party. Provided that such party is not in material default hereunder, by either party if the Closing does not occur on or before July 31, 1998.

            9.1.6. Withdrawal of Recommendation. By Buyer, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Buyer or Cramer its approval or recommendation of this Agreement or the Merger, or the Board of Directors of the Company, upon request by Buyer, shall fail to reaffirm such approval or recommendation, or shall have resolved to do any of the foregoing.

            9.1.7. Higher Offer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of the Company, if the Board of Directors of the Company receives an unsolicited written offer at a higher dollar value per Share with respect to a merger, consolidation or sale of all or substantially all of the Company's assets, or if an unsolicited tender or exchange offer for the Shares at a higher dollar value per Share is commenced, and the Board of Directors of the Company determines to accept such merger, consolidation or sale of all or substantially all of the Company's assets or recommend that its stockholders accept such tender or exchange offer, but only after receipt by the Board of Directors of (x) a written opinion to such effect from VFS that such transaction is more favorable to the shareholders from a financial point of view than the Merger and the transactions contemplated hereby and (y) a written opinion of counsel that approval, acceptance or recommendation of such transaction is required by fiduciary obligations under applicable law.

      9.2. Effect of Termination and Abandonment In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 10, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Sections 6.3 and 10.1 and except that nothing will relieve any party from liability for any breach of this Agreement.

      9.3. No Purchase of Company Stock Buyer agrees that of this Agreement terminates for any reason other than pursuant to Section 9.1.6 or 9.1.7 hereof, neither Buyer nor any affiliate of Buyer shall acquire any capital stock of the Company or any interest therein for a period of twelve (12) months following the date of such termination.

                                    ARTICLE 10

                                   MISCELLANEOUS

      10.1.  Payment of Expenses.

                  (a) Except as set forth in subsection (b) below, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

                  (b) If (A) (x) any person, entity or group not currently shareholders of the Company (other than Buyer or any subsidiary or affiliate of Buyer or any group including Buyer or any subsidiary or affiliate of Buyer) (i) shall have become the beneficial owner of 35% or more of the outstanding Shares or (ii) shall have publicly proposed (1) any merger or consolidation with or acquisition of all or substantially all of the assets of the Company or other similar business combination involving the Company, (2) that any change be made in the composition of the Board of Directors of the Company and such person, entity or group shall file proxy materials with the SEC in respect of such proposal or (3) the purchase of 50% or more of the total voting power of the Company, including by tender or exchange offer, and (y) this Agreement is terminated in accordance with its terms or (B) this Agreement is terminated pursuant to Section 9.1.6 or 9.1.7, then the Company shall pay Purchaser the sum of three hundred thousand dollars ($300,000) in immediately available funds (the "Fee").

      10.2. Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by the Company, Buyer and Cramer.

      10.3. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

      10.4. Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

      10.5. Exhibits and Schedules. Each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

      10.6. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

      10.7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to the person if delivered personally or upon sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), or reputable courier services, charges prepaid, or by telecopier, to such party's address (or to such party's telecopier or telephone number).

      If to Buyer or Cramer, to:

            Owosso Corporation
            The Triad Building
            2200 Renaissance Boulevard
            Suite 150
            King of Prussia, PA  19406
            Attention:  George B. Lemmon, Jr., President
            Telecopy No.:  (610) 275-5122

      With a copy to:

            Pepper Hamilton LLP
            3000 Two Logan Square
            Philadelphia, PA  19103
            Attention:  Elam M. Hitchner, III, Esquire
            Telecopy No.:  (215) 981-4750

      If to the Company to:

            M. H. Rhodes, Inc.
            99 Thompson Road
            Avon, CT  06001
            Attention:  Joseph L. Morelli
            Telecopy No.: (860) 673-8633

      With a copy to:

            Pepe & Hazard LLP
            Goodwin Squire
            Hartford, CT  06103
            Attention:  Walter W. Simmers
            Telecopy No.: (860) 522-2796

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party hereto entitled to receive such notice.

      10.8. Waiver. The failure of any party hereto to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

      10.9.  Assignment. This Agreement is not assignable.

      10.10. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties hereto, and does not confer any rights on any other persons or entities.

      10.11. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware.

      10.12. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

      10.13. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          OWOSSO CORPORATION


                                          By:____________________________
                                               Title:

                                          CRAMER COMPANY

                                          By:____________________________
                                               Title:

                                          M. H. RHODES, INC.


                                          By:____________________________
                                               Title:

                                                                     ANNEX B

             [VALUATION & FINANCIAL STRATEGIES, LLC LETTERHEAD]


February 23, 1998



Board of Directors
M.H. RHODES, INC.
99 Thompson Road
Avon, Connecticut 06001

Board of Directors:

The Board of Directors of M.H. Rhodes, Inc. ("Rhodes" or the "Company") has requested that Valuation and Financial Strategies, LLC ("VFS") issue a fairness opinion, as to the consideration to be received by Rhodes stockholders pursuant to the proposed Agreement and Plan of Merger ("Agreement") presented by OWOSSO Corporation, a Pennsylvania corporation ("OWOSSO" or "Buyer") and Cramer Company, a Delaware corporation and wholly-owned subsidiary of Buyer, dated as of January 1998. The fairness opinion is issued from a financial point of view from the perspective of Rhodes shareholders.

Under the terms of the Agreement, each share of common stock, par value $1.00 per share, issued and outstanding immediately prior to the time at which the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware, shall be converted into the right to receive, without interest, an amount in cash equal to $14.51. Cramer Company will merge with and into Rhodes. Upon the closing of the transaction, all outstanding shares of Rhodes will be canceled and retired and shall cease to exist. The closing is scheduled to take place on April 27, 1998 or such other date as set forth in the Agreement.

As part of our analysis of the fairness of the transaction, we considered the following factors:

1.    Terms of the Agreement;

2. Review and analysis of audited and internal financial statements provided by Rhodes for the years ended December 31, 1993 through 1996; Rhodes 10-Qs and 10-Ks filed with the Securities and Exchange Commission; and on Rhodes' internally prepared financial statements for the fiscal year ended December 31, 1997 and its management's projections for the fiscal year ended December 31, 1998. We also reviewed appraisals

Board of Directors
M.H. RHODES, INC.
February 23, 1998
Page 2



      of Rhodes' real estate dated as of December 18, 1997, and machinery and equipment dated as of March 13, 1995;

3. Review and analysis of Rhodes financial performance as compared with publicly traded companies that we deemed to be comparable to Rhodes;

4. Current and historical market prices and trading activity for Rhodes common stock;

5. An analysis of the terms and conditions of recent merger and acquisition activity involving companies engaged in businesses that we determined to be comparable to Rhodes;

6. Discussions with Rhodes' management regarding current and past operations and financial condition of Rhodes.

Our opinion is given based on our assumption that the information that was either publicly available, provided to us by Rhodes management, or otherwise reviewed by us is accurate and complete.

This opinion is not intended to express a recommendation to any shareholder of Rhodes as to whether to accept the consideration offered to the shareholders as set forth in the Agreement.

Based upon our analysis of the terms of the proposed transaction, it is the opinion of VFS that as of the date hereof, the transaction is fair to Rhodes shareholders from a financial point of view.

Very truly yours,

VALUATION & FINANCIAL STRATEGIES, LLC

/s/ Charles E. Coyne

Charles E. Coyne, ASA
Principal

                                                                       ANNEX C

                       DELAWARE GENERAL CORPORATION LAW

SECTION  262 APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as


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herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.
Notwithstanding


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the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the


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
pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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